Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO.1 (this “Amendment”) is made as of May 22, 2023 by and among PRUDENTIAL FINANCIAL, INC. and PRUDENTIAL FUNDING, LLC (the “Borrowers”), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (“PICA” and, together with the Borrowers, the “Obligors”), the Banks party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Third Amended and Restated Credit Agreement, dated as of July 28, 2021, by and among the Borrowers, PICA, the Banks party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

WHEREAS, the Obligors, the Banks party hereto and the Administrative Agent have agreed to make certain modifications to the Existing Credit Agreement on the terms and conditions set forth herein and to amend certain other terms under the Existing Credit Agreement as requested by the Obligors;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors, the Banks party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1. Amendments to the Existing Credit Agreement. As of the Amendment No. 1 Effective Date (as defined below), the Existing Credit Agreement, including the Pricing Schedule, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Exhibit A hereto.

2. Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, PICA, the Banks and the Administrative Agent.

(b) The Administrative Agent shall have received payment of the Administrative Agent’s reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment to the extent required to be reimbursed under the Amended Credit Agreement and to the extent invoices therefor have been presented to the Borrowers at least two Business Days prior to the Amendment No. 1 Effective Date.

3. Representations and Warranties of the Obligors. The Obligors hereby represent and warrant as follows:

(a) This Amendment constitutes legal, valid and binding obligations of the Obligors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no

Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the representations and warranties of the Obligors set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct only as of such specified date).

4. Reference to and Effect on the Existing Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Existing Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b) The Amended Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection with the Existing Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks, nor constitute a waiver of any provision of the Existing Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Obligor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature, and (ii) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

PRUDENTIAL FINANCIAL, INC.
as a Borrower

By:	/s/ Nandini Mongia
	Name:	Nandini Mongia
	Title:	Senior Vice President and Treasurer

By:	/s/ Elizabeth Guerrera
	Name:	Elizabeth Guerrera
	Title:	President, CEO and Treasurer

PRUDENTIAL FUNDING, LLC as a Borrower

By:	/s/ Elizabeth Guerrera
	Name:	Elizabeth Guerrera
	Title:	President, CEO and Treasurer

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA as an Obligor

By:	/s/ Nandini Mongia
	Name:	Nandini Mongia
	Title:	Senior Vice President and Treasurer

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Bank and as the Administrative Agent and the Several L/C Agent

By:	/s/ Kristen M. Murphy
Name:	Kristen M. Murphy
Title:	Vice President

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

CITIBANK N.A.,
as a Bank

By:	/s/ Justine O’Connor
Name:	Justine O’Connor
Title:	Vice President & Managing Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

HSBC BANK USA, N.A.,
as a Bank

By:	/s/ Daniel Hartmann
Name:	Daniel Hartmann
Title:	Director, Financial Institutions Group

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ Sidhima Daruka
Name:	Sidhima Daruka
Title:	Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON,
as a Bank

By:	/s/ Matthew Morris
Name:	Matthew Morris
Title:	Vice President

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

MIZUHO BANK, LTD.,
as a Bank

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Executive Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

MUFG BANK, LTD.,
as a Bank

By:	/s/ Rajiv Ranjan
Name:	Rajiv Ranjan
Title:	Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Bank

By:	/s/ Shane Klein
Name:	Shane Klein
Title:	Managing Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A.,
as a Bank

By:	/s/ Karen Hanke
Name:	Karen Hanke
Title:	Managing Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Bank

By:	/s/ Warren Veech III
Name:	Warren Veech III
Title:	Vice President

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

BNP PARIBAS, as a Bank

By:	/s/ Monica Hanson
Name:	Monica Hanson
Title:	Managing Director

By:	/s/ Patrick Cunnane
Name:	Patrick Cunnane
Title:	Vice President

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

CREDIT SUISSE AG, NEW YORK BRANCH, as a Bank

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Wesley Cronin
Name:	Wesley Cronin
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Bank

By:	/s/ Ming K Chu
Name:	Ming K Chu
Title:	Director

By:	/s/ Marko Lukin
Name:	Marko Lukin
Title:	Vice President

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA,
as a Bank

By:	/s/ Neal Osborn
Name:	Neal Osborn
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A.
as a Bank

By:	/s/ Jake Dowden
Name:	Jake Dowden
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

STATE STREET BANK AND TRUST COMPANY,
as a Bank

By:	/s/ Crystal Bremberger
Name:	Crystal Bremberger
Title:	Vice President

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Kyle Rinderle
Name:	Kyle Rinderle
Title:	Vice President

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Bank

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Managing Director

By:	/s/ Rita Walz-Cuccioli
Name:	Rita Walz-Cuccioli
Title:	Executive Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA,
as a Bank

By:	/s/ Patrick Wong
Name:	Patrick Wong
Title:	Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

STANDARD CHARTERED BANK,
as a Bank

By:	/s/ Kristopher Tracy
Name:	Kristopher Tracy
Title:	Director, Financing Solutions

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

NATIXIS, NEW YORK BRANCH,
as a Bank

By:	/s/ Kelley T. Hebert
Name:	Kelley T. Hebert
Title:	MD

By:	/s/ Eric Ouyang
Name:	Eric Ouyang
Title:	Director

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

THE NORTHERN TRUST COMPANY,
as a Bank

By:	/s/ Peter J. Hallan
Name:	Peter J. Hallan
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Third Amended and Restated Credit Agreement

EXHIBIT A

$4,000,000,000

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

July 28, 2021

among

Prudential Financial, Inc.

and

Prudential Funding, LLC,

as Borrowers

The Prudential Insurance Company of America,

The Banks Listed Herein

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

and Several L/C Agent

and

BofA Securities, Inc. and BNP Paribas,

as Co-Sustainability Structuring Agents

JPMorgan Chase Bank, N.A., Citibank, N.A. and

HSBC Securities (USA) Inc.,

as Joint Lead Arrangers and Joint Bookrunners

Citibank, N.A. and

HSBC Securities (USA) Inc.,

as Co-Syndication Agents

Bank of America, N.A., The Bank of New York Mellon, Mizuho Bank, Ltd., MUFG Bank, Ltd.,

Sumitomo Mitsui Banking Corporation and Wells Fargo Bank, National Association,

as Co-Documentation Agents

SCHEDULES

Pricing Schedule
Sustainability Schedule
Schedule 1.01	—	Commitments
Schedule 2.18	—	Existing Letters of Credit
Schedule 9.01	—	Notice Information

EXHIBITS

Exhibit A	—	Form of Note
Exhibit B	—	Form of Assumption Agreement
Exhibit C	—	Form of Opinion of the Counsel for the Obligors
Exhibit D	—	Form of Assignment and Assumption
Exhibit E-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Banks that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Banks that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit F	—	Form of PICA Assumption Agreement
Exhibit G	—	Form of PICA Guarantee Agreement
Exhibit H	—	PICA Support Agreement
Exhibit I	—	Form of PFLLC Termination Notice
Exhibit J	—	Form of Pricing Certificate

i

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of July 28, 2021 among PRUDENTIAL FINANCIAL, INC., PRUDENTIAL FUNDING, LLC, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, the BANKS listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Several L/C Agent.

WHEREAS, PFI, PFLLC and PICA (each as defined below) are party to the Second Amended and Restated Credit Agreement dated as of July 17, 2017 (the “Existing Credit Agreement”) with the banks party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Several L/C Agent.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and modify and re-evidence the obligations and liabilities of the Borrowers outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, it is also the intent of the Obligors to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~LIBO~~Term SOFR Rate” means, with respect to any ~~Euro-Dollar~~Term Benchmark Borrowing for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

“Administrative Agent’s Office” means the Administrative Agent’s office and, as appropriate, account or accounts, as designated from time to time by the Administrative Agent in a notice to PFI and the Banks.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to PFI) duly completed by such Bank.

“Affected Bank” means a Bank that (i) is not obligated to issue a Several Letter of Credit because of one or more of the events or circumstances described in Section 2.18(a)(iii)(A) or (B) and (ii) has elected not to issue such Several Letter of Credit as a result of one or more of such events or circumstances.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

“Agents” means each of the Administrative Agent, the Syndication Agents and the Several L/C Agent.

“Agreement” has the meaning set forth in the introduction hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% and (c) the Adjusted ~~LIBO~~Term SOFR Rate for a one month Interest Period ~~on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London~~5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or ~~such~~the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or ~~such~~the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 8.01(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 1 Effective Date” means May 22, 2023.

“Ancillary Document” has the meaning set forth in Section 9.08.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Obligor or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its ABR Loans, its Domestic Lending Office and (ii) in the case of its ~~Euro-Dollar~~Term Benchmark Loans, its ~~Euro-Dollar~~Term SOFR Lending Office.

“Applicable Margin” means, for any day, with respect to any ABR Loan or any ~~Euro-Dollar~~Term Benchmark Loan, the rate per annum for such day for such Type of Loan determined in accordance with the Pricing Schedule.

“Applicable Party” has the meaning set forth in Section 9.01(d)(iii).

“Applicable Percentage” means, with respect to any Bank, the percentage of the aggregate amount of the Commitments represented by such Bank’s Commitment; provided that, in the case of Section 2.17 when a Defaulting Bank shall exist, “Applicable Percentage” shall mean the percentage of the aggregate amount of the Commitments (disregarding any Defaulting Bank’s Commitment) represented by such Bank’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Bank’s status as a Defaulting Bank at the time of determination. The Applicable Percentage of a Bank may be adjusted in accordance with the provisions of this Agreement, including as a result of a Commitment Increase under Section 2.09(d) and the provisions regarding Defaulting Banks.

“Approved Electronic Platform” has the meaning set forth in Section 9.01(d)(i).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

“ASU” means the Accounting Standards Update 2018-12, Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts, issued by the Financial Accounting Standards Board on August 15, 2018 and effective January 1, 2023.

“Assignee” has the meaning set forth in Section 9.06(c).

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an Assignee (with the consent of any party whose consent is required by Section 9.06(c)), and accepted by the Administrative Agent, in the form of Exhibit D hereto or any other form (including electronic records generated by use of an Approved Electronic Platform) approved by the Administrative Agent.

“Assuming Bank” means any Person not previously a Bank that becomes a Bank hereunder pursuant to Section 2.09(d).

“Assumption Agreement” means an assumption agreement entered into by the Borrowers and an Assuming Bank, and accepted by the Administrative Agent, in the form of Exhibit B hereto or any other form approved by the Administrative Agent.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.18(b)(v).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e ) of Section 8.01.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or any other agreement entered into hereunder by such Person pursuant to which such Person becomes a Bank (including under Section 2.09(d)), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Bank” includes each Fronting L/C Issuer, the Several L/C Agent and each Limited Fronting Bank.

“Bank-Related Person” has the meaning set forth in Section 9.03(c).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, ~~the LIBO~~with respect to any (i) RFR Loan, Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~ and the related Benchmark Replacement Date have occurred with respect to ~~the LIBO~~Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 8.01.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; ~~provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:~~

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1) the ~~sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~;

(~~3~~ 2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and PFI as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and PFI shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

~~If~~provided that if the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time~~

~~such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and PFI for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities~~;~~ at such time.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Banks and PFI pursuant to Section 8.01(c); or~~

~~(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Banks, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Banks, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Banks comprising the Required Banks.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.01 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.01.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and that is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” means PFI or PFLLC, as the context may require, and “Borrowers” means all of the foregoing; provided that if PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16, neither the term “Borrower” nor the term “Borrowers” shall thereafter include or refer to PFLLC.

“Borrowing” means Revolving Credit Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Euro-Dollar~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Business Day” means, any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~; provided that, ~~when used in connection with a Euro-Dollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.~~in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable Fronting L/C Issuers, the Limited Fronting Banks and/or the Banks, as applicable, as collateral for L/C Obligations, cash or deposit account balances in Dollars or, if the applicable Fronting L/C Issuer or the applicable Limited Fronting Bank, as applicable, benefitting from such collateral agrees in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Fronting L/C Issuer or such Limited Fronting Bank, as applicable (which documentation is hereby consented to by the Banks). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral, deposit account balances and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement or (with respect to any Bank) such later date on which such Bank becomes a party to this Agreement, of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Bank (or, for purposes of Section 8.03(b), by any Applicable Lending Office of such Bank or by such Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning set forth in Section 9.20.

“Closed Block Equity” means, calculated as of the last day of each fiscal quarter, the amount of PFI’s Closed Block assets less the amount of PFI’s Closed Block liabilities, excluding accumulated other comprehensive income (or loss) attributable thereto, as reported in the notes to PFI’s consolidated financial statements.

“ CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agent” means each of Bank of America, N.A., The Bank of New York Mellon, Mizuho Bank, Ltd., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation and Wells Fargo Bank, National Association, in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Commitment” means, with respect to each Bank, the commitments of such Bank (i) to make Revolving Credit Loans, (ii) to issue Several Letters of Credit (or to purchase participations therein to the extent provided herein) and (iii) to purchase participations in Fronted Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Bank’s Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to the terms hereof. The initial amount of each Bank’s Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption or other agreement pursuant to which such Bank shall have assumed its Commitment, as applicable. The initial aggregate amount of the Banks’ Commitments is $4,000,000,000 as of the Effective Date.

“Commitment Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule.

“Commitment Increase” has the meaning set forth in Section 2.09(d)(i).

“Commitment Increase Date” has the meaning set forth in Section 2.09(d)(i).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Bank or any Several L/C Agent by means of electronic communications pursuant to 9.01(d), including through an Approved Electronic Platform.

“Confirming Bank” means, as provided in Section 2.19, with respect to any Bank that is a Non-NAIC Approved Bank, any Person (including any other Bank) that is a NAIC Approved Bank and that has agreed in a written agreement to confirm Several Letters of Credit with respect to which such Non-NAIC Approved Bank is an issuer, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (such an agreement, a “Confirming Bank Agreement”).

“Confirming Bank Agreement” has the meaning set forth in the definition of “Confirming Bank”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Worth” means, calculated as of the last day of each fiscal quarter, the consolidated stockholders’ equity of PFI determined in accordance with GAAP as of such date, but excluding: (i) accumulated other comprehensive income (or loss), (ii) equity of non-controlling interests attributable thereto, ~~and~~ (iii) Closed Block Equity, and (iv) the VA Adjustment Amount.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Sustainability Structuring Agents” means the Co-Sustainability Structuring Agents listed on the cover page of this Agreement.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 9.19.

“Credit Extension” means each of a Borrowing and an L/C Credit Extension.

“Credit Party” means the Administrative Agent, the Joint Lead Arrangers, the Several L/C Agent, the Fronting L/C Issuers and the Banks.

“Daily Simple SOFR” means, for any day~~,~~ (a “SOFR~~, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to PFI.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or other property), (vi) all non-contingent obligations of such Person (and, for purposes of Section 5.06 and the definitions of “Material Debt” and “Material Derivative Obligations”, all contingent obligations of such Person) to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) all Debt of others Guaranteed by such Person, (ix) all redeemable preferred stock issued by such Person other than any such preferred stock redeemable at the sole option of such Person and (x) all Separate Account Recourse Obligations of such Person. Notwithstanding any other provision of this Agreement, any Debt issued, assumed, Guaranteed or otherwise incurred by PICA, or any other Subsidiary that is an insurance company, for or on behalf of any separate account of PICA or any such Subsidiary, which is a Non-Recourse Obligation of such separate account, shall be Debt of such separate account and shall not be deemed Debt of PFI or any of its Subsidiaries hereunder.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means an interest rate equal to (i) the Alternate Base Rate plus (ii) the Applicable Margin applicable to ABR Loans plus (iii) 2.00% per annum; provided that, with respect to principal of any ~~Euro-Dollar~~Term Benchmark Loan that shall become due (whether at stated maturity, by acceleration, by prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the “Default Rate” shall be a rate per annum equal to, for the period from and including such due date to but excluding the last day of such Interest Period, the interest rate for such ~~Euro-Dollar~~Term Benchmark Loan as provided in Section 2.07(b) plus 2.00% and, thereafter, the rate provided for above in this definition.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Bank” means any Bank that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its obligations in respect of Letters of Credit (including its obligations in respect of its participations therein, if any, hereunder) or (iii) pay over to the Administrative Agent, the Several L/C Agent, any Fronting L/C Issuer or any other Bank any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, (x) such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (y) such failure has been cured, (b) has notified PFI or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or PFI, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its funding obligations hereunder (including in respect of Letters of Credit); provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification, or (d) has, or has a direct or indirect parent company that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Derivatives Obligations” of any Person means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement or cleared through one or more clearing houses, executed on an exchange or other central limit order book, or executed bilaterally with a financial institution and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, any futures customer agreement, cleared derivatives addendum to such futures customer agreement or any other master agreement (any such master agreement, together with any related schedules, or annexes, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding any other provision of this Agreement, any Derivatives Obligation entered into, assumed or otherwise incurred by PICA, or any other Subsidiary that is an insurance company, for or on behalf of any separate account of PICA or any such Subsidiary, which is a Non-Recourse Obligation of such separate account, shall be a Derivatives Obligation of such separate account and shall not be deemed a Derivatives Obligation of PFI or any of its Subsidiaries hereunder.

“Dollars” and the sign “$” mean lawful money in the United States of America.

“Domestic Lending Office” means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to PFI and the Administrative Agent.

~~“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by PFI to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and PFI to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to PFI and the Banks.~~

“Early Termination” means the designation of an Early Termination Date by a counterparty in accordance with the terms of a Derivative Obligation, in connection with an event which causes any Derivative Obligation to be terminated, accelerated, or closed-out prior to the scheduled termination of such Derivative Obligation.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, (ii) any right to receive, directly or indirectly, assets, or proceeds of assets, held in a separate account of PICA and (iii) any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest or other right, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute.

“ERISA Group” means PICA and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with PICA, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Euro-Dollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

~~“Euro-Dollar Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to PFI and the Administrative Agent.~~

“Events of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loans or Commitment (other than pursuant to an assignment request by PFI under Section 8.05(b)) or (ii) such Bank changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank acquired the applicable interest in a Loan or Commitment or to such Bank immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the introduction hereto.

“Existing Letters of Credit” means each Letter of Credit under (and as defined in) the Existing Credit Agreement outstanding as of the Effective Date and listed on Schedule 2.18.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

~~“FCA” has the meaning set forth in Section 1.05.~~

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“First Amendment” means that certain Amendment No. 1 to Credit Agreement, dated as of May 22, 2023, by and among the Borrowers, PICA, the Banks party thereto and the Administrative Agent.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~LIBO Rate.~~Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be zero.

“Foreign Bank” means a Bank that is not a U.S. Person.

“Fronted Letter of Credit” means any Letter of Credit which is issued solely by a Fronting L/C Issuer pursuant to Section 2.18(a)(i)(A)(1).

“Fronted Letter of Credit Commitment” means, with respect to any Fronting L/C Issuer, the maximum aggregate outstanding undrawn amount of Fronted Letters of Credit that such Fronting L/C Issuer shall have agreed to issue hereunder (i) as set forth opposite such Fronting L/C Issuer’s name on Schedule 1.01 or (ii) pursuant to the written agreement by which such Fronting L/C Issuer shall have become a Fronting L/C Issuer (as such agreement may be amended from time to time with the agreement of such Fronting L/C Issuer).

“Fronting L/C Issuer” means (i) JPMorgan together with its permitted successors and assigns in such capacity, (ii) Citibank, N.A. together with its permitted successors and assigns in such capacity, (iii) HSBC Bank together with its permitted successors and assigns in such capacity and (iv) each other Bank selected from time to time by the Borrowers to be an issuer of Fronted Letters of Credit hereunder (provided that such Bank shall be reasonably acceptable to the Administrative Agent and shall have agreed to be a Fronting L/C Issuer hereunder and to issue Fronted Letters of Credit up to its Fronted L/C Issuer Commitment pursuant to a written agreement reasonably satisfactory to the Administrative Agent, executed by such Bank, the ~~Borrower~~Borrowers and the Administrative Agent), each in its capacity as an issuer of Fronted Letters of Credit hereunder, or any successor issuer of Fronted Letters of Credit hereunder (including with respect to each Fronted Letter of Credit that is an Existing Letter of Credit deemed issued hereunder as of the Effective Date for which such Fronting L/C Issuer is the Fronting L/C Issuer under the Existing Credit Agreement). A Fronting L/C Issuer may, in its discretion, arrange for one or more Fronted Letters of Credit to be issued by one or more of its branches or Affiliates, in which case the term “Fronting L/C Issuer” shall include any such branch or Affiliate which issues any Fronted Letter of Credit.

“Fund” means (i) any separate account of PICA or any other Subsidiary that is an insurance company, (ii) any other entity (whether or not constituting a Person hereunder) created in the ordinary course of the investment advisory or asset management business of PICA or any other Subsidiary for the purpose of selling to one or more third parties one or more Equity Interests in an investment vehicle managed by PICA or an Affiliate of PICA as part of such business, or one or more interests in any separate account of PICA, or any other Subsidiary that is an insurance company, that holds one or more Equity Interests in such investment vehicle or (iii) any corporation or other entity that would otherwise be a Subsidiary of any such separate account under clause (i) above or other entity under clause (ii) above.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means any nation or government, or state or political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Honor Date” has the meaning set forth in Sections 2.18(c)(i) and 2.18(c)(ii).

“HSBC Bank” means HSBC Bank USA, National Association and its successors.

“Increasing Bank” has the meaning set forth in Section 2.09(d)(i).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Interest Payment Date” means (~~i~~a) with respect to any ABR Loan, the last Business Day of each of March, June, September and December and the Termination Date ~~and~~, (~~ii~~b) with respect to any ~~Euro-Dollar~~RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Termination Date and (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of ~~any~~a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Termination Date.

“Interest Period” means ~~a~~with respect to any Term Benchmark Borrowing, the period commencing on the date of ~~Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending~~such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the applicable Borrower may elect ~~in such Notice~~; provided that~~:~~

~~(a)~~ (i) if any Interest Period ~~which~~ would ~~otherwise~~ end on a day ~~which is not~~other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day ~~falls in another~~would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day~~; and~~

~~(b)~~ , (ii) any Interest Period ~~which begins~~that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end~~ of such Interest Period) shall~~, subject to the immediately following proviso,~~ end on the last Business Day of ~~a~~the last calendar month~~;~~ of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 8.01(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~provided, further, that no Interest Period which begins before the Termination Date may end after the Termination Date.~~

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a)~~

~~the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.~~

“IRS” means the United States Internal Revenue Service.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“ISP” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc., or such later version thereof as may be in effect at the time of issuance of a Letter of Credit.

“Joint Lead Arrangers” means the Joint Lead Arrangers and Joint Bookrunners listed on the cover page of this Agreement.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unpaid Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or 3.14 of the ISP, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. For purposes of determining the L/C Obligations held by any Bank at any time, such Bank shall be deemed to hold an amount equal to the sum of (without duplication) (i) the aggregate amount of such Bank’s direct obligations in all outstanding Several Letters of Credit, (ii) its participations in all outstanding Several Letters of Credit, (iii) its participations in all outstanding Fronted Letters of Credit and (iv) its Applicable Percentage of all unpaid Unreimbursed Amounts in respect of all outstanding Letters of Credit at such time.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit. Letters of Credit issued hereunder shall be denominated in Dollars only.

“Letter of Credit Application” means an application and/or agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any Fronting L/C Issuer or the Several L/C Agent, as applicable.

“Letter of Credit Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, and the applicable Borrower (and, if applicable, any Subsidiary named as an applicant in the Letter of Credit Application) or entered into by the applicable Borrower (or, if applicable, any Subsidiary) in favor of the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, and relating to any such Letter of Credit.

“Letter of Credit Exposure” means, with respect to any Bank at any time, the sum of the aggregate outstanding principal amount of such Bank’s L/C Obligations at such time.

“Letter of Credit Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule plus (with respect to any Letter of Credit fees payable under Section 2.08(b) accruing after the date on which the Commitments terminate) 2.00%.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Rate” means, with respect to any Euro-Dollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.~~

~~“LIBO Screen Rate” means the London interbank offered rate as administered by the Intercontinental Exchange Benchmark Administration (or any other Person that takes over the administration of such rate for dollar deposits for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.~~

~~“LIBOR” has the meaning set forth in Section 1.05.~~

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Limited Fronting Bank” means, as provided in Section 2.18(j), (i) any Bank (so long as it is not an Affected Bank with respect to any Several Letter of Credit) that agrees that it shall be an issuer with respect to any Affected Bank’s Applicable Percentage of a particular Several Letter of Credit or (ii) any Bank that is a NAIC Approved Bank and agrees that it shall be an issuer with respect to the Applicable Percentage of Several Letters of Credit of any other Bank that is a Non-NAIC Approved Bank issued during the period that such other Bank is a Non-NAIC Approved Bank, in each case pursuant to a Limited Fronting Bank Agreement.

“Limited Fronting Bank Agreement” has the meaning set forth in Sections 2.18(j).

“Loan” means an ABR Loan or a ~~Euro-Dollar~~Term Benchmark Loan, and “Loans” means ABR Rate Loans or ~~Euro-Dollar~~Term Benchmark Loans or any combination of the foregoing.

“Loan Documents” means this Agreement, the First Amendment, each Note, each Letter of Credit, each Letter of Credit Document, the PICA Assumption Agreement and the PICA Guarantee.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on the business, financial position or operations of PFI and its Subsidiaries, taken as a whole.

“Material Debt” means Debt of PFI and/or one or more Material Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $450,000,000; provided that the term “Material Debt” shall not include (i) the Loans, (ii) obligations of PFI or any Subsidiary (x) to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities or (y) to return collateral consisting of cash or securities which arise out of or in connection with the loan of the same or substantially similar securities, in each case in the ordinary course of the investment business of PFI or such Subsidiary, as the case may be, consistent with past practice, (iii) Permitted Collateralized Obligations and (iv) Debt of PFI or any Subsidiary in respect of which (A) the recourse of the holder of such Debt (whether direct or indirect and whether contingent or otherwise) is effectively limited to the assets directly securing such Debt (which assets have been acquired for investment and not for use by PFI or such Subsidiary in its operations) and (B) such holder may not collect by levy of execution against assets of PFI or such Subsidiary, as the case may be, generally (other than the assets directly securing such Debt) if such obligor fails to pay such Debt when due and such holder obtains a judgment with respect thereto and provided, further, that surplus notes of PICA or any other insurance Subsidiary of PFI shall constitute Material Debt if, but only to the extent that, the failure to pay the principal thereof and/or the interest thereon shall constitute an event of default thereunder or under any agreement pursuant to which such surplus notes were issued or shall result in the acceleration of Material Debt.

“Material Derivative Obligations” means payment obligations in respect of Derivatives Obligations of PFI and/or one or more Material Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $450,000,000.

“Material Plan” means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $450,000,000.

“Material Subsidiary” means, at any date, (i) unless PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16, PFLLC, (ii) PICA and (iii) any other Subsidiary the assets of which (other than, in the case of any Subsidiary that is an insurance company, assets held in separate accounts of such Subsidiary) as of such date exceed 10% of the consolidated assets (other than assets held in separate accounts of PICA or any Subsidiary that is an insurance company) of PFI, as reflected in the most recent consolidated financial statements of PFI furnished or required to be furnished to the Banks pursuant to Section 4.04(a) or 5.01(a). Notwithstanding the previous sentence, Prudential Global Funding LLC shall be deemed to be a Material Subsidiary for purposes of Section 6.01(e)(II).

“Maximum Rate” has the meaning set forth in Section 9.20.

“Multiemployer Plan” means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“NAIC Approved Bank” means any Bank (x) that is listed on the most current “Bank List” of banks approved by the NAIC, or the NAIC List of Qualified U.S. Institutions, or any other such successor list published by the NAIC, (y) organized or, in the case of a branch or agency office of a foreign banking organization in the United States, licensed, under the laws of the United States or any state thereof and (z) regulated, supervised and examined by federal or state authorities having regulatory authority over banks and trust companies.

“Non-Recourse Obligation” means, with respect to a separate account of PICA or any Subsidiary that is an insurance company, any Debt incurred for or on behalf of such separate account for which (i) the sole recourse for the payment of principal of and interest thereon shall be against the assets of such separate account (and the explicit terms of such Debt shall so provide), and not against PFI or any Subsidiary or any of their respective other assets and (ii) neither PFI nor any Subsidiary shall be the lender thereof. For the avoidance of doubt, liability for exclusions from non-recourse provisions contained in the document creating the Debt obligation or in a separate guarantee shall not be considered to constitute recourse against PFI or any Subsidiary or any of their respective other assets for the purposes of this definition.

“Non-Consenting Bank” has the meaning set forth in Section 9.05(c).

“Non-Extension Notice Date” has the meaning set forth in Section 2.18(b)(v).

“Non-NAIC Approved Bank” means, at any time, any Bank that is not a NAIC Approved Bank.

“Note” means a promissory note of a Borrower, substantially in the form of Exhibit A hereto, evidencing its obligation of to repay the Loans made to it by a Bank, and “Notes” means all or any combination of such promissory notes issued hereunder, as the context may require.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.10.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts and liabilities of, the Obligors arising under any Loan Document or with respect to any Loans (including with respect to principal, interest, fees and other amounts payable by the Obligors thereunder) or Letter of Credit (including all L/C Obligations), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof of any case, proceeding or other action under any Debtor Relief Laws naming such Person as the debtor in such case, proceeding or action, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligors” means the Borrowers and PICA.

~~“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~

~~(a) a request by PFI to the Administrative Agent to notify each of the other parties hereto that, at the determination of PFI, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the joint election by the Administrative Agent and PFI to elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to PFI and the Banks.~~

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.05(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar ~~borrowings~~transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 9.06(b).

“Participant Register” has the meaning set forth in Section 9.06(b).

“Participating L/C Issuer” means, from time to time with respect to each Several Letter of Credit, each Affected Bank or Non-NAIC Approved Bank, as applicable, for whose Applicable Percentage (or any portion thereof) a Limited Fronting Bank has agreed to be liable as an issuer.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning set forth in Section 7.09(c).

“Payment Notice” has the meaning set forth in Section 7.09(c).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Collateralized Obligation” means any obligation relating to real estate mortgage investment conduits (REMICs), pass-through obligations, collateralized mortgage obligations, collateralized bond obligations or similar instruments, except an obligation of PFI or any Subsidiary (excluding any Subsidiary (other than PFLLC, unless PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16) that is the issuer of the REMIC, pass-through obligation, collateralized mortgage obligation, collateralized bond obligation or similar instrument) to the extent that such obligation requires a cash payment by PFI or such Subsidiary, recourse for the payment of which is not effectively limited to specified assets of PFI or such Subsidiary.

“Permitted Encumbrances” means: (i) Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings; (ii) bankers’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings; (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (v) Liens on deposit accounts or securities accounts, including bankers’ Liens and rights of setoff arising in the ordinary course of business; (vi) Liens arising out of deposits of cash or securities with reinsurance trusts, ceding companies or insurance regulators in the ordinary course of business; and (vii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of PFI or any Subsidiary; provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PFI” means Prudential Financial, Inc., a New Jersey corporation, and its successors.

“PFLLC” means Prudential Funding, LLC, a New Jersey limited liability company, and its successors.

“PICA” means The Prudential Insurance Company of America, a life insurance company organized under the laws of the State of New Jersey, and its successors.

“PICA Assumption Agreement” means an agreement entered into by PICA for the benefit of the Administrative Agent and the Banks, substantially in the form of Exhibit F hereto.

“PICA Guarantee Agreement” means an agreement entered into by PICA for the benefit of the Administrative Agent and the Banks, substantially in the form of Exhibit G hereto.

“PICA Support Agreement” means the Support Agreement dated as of March 18, 1982 between PICA and PFLLC, a copy of which is attached as Exhibit H hereto, as the same may, subject to Section 5.10, be amended from time to time.

“Plan” means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.19.

“Recipient” means (i) the Administrative Agent, (ii) any Bank and (iii) any Fronting L/C Issuer, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the ~~LIBO~~Term SOFR Rate, ~~11:00 a.m., London time,~~5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~(2) U.S. Government Securities Business Days preceding the date of such setting, ~~and~~ (2) if such Benchmark is ~~not the LIBO Rate~~Daily Simple SOFR, then four (4) Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.06(f).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Required Banks” means, at any time, Banks having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that the Revolving Credit Exposures and unused Commitments of any Defaulting Bank shall be excluded for purposes of making a determination of Required Banks.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Credit Exposure” means, with respect to any Bank at any time, the sum of (i) the outstanding principal amount of such Bank’s Revolving Credit Loans and (ii) such Bank’s L/C Obligations at such time.

“Revolving Credit Loan” means a loan made or to be made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Revolving Credit Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“RFR” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person located, organized or a resident in a country, region or territory that is, or whose government is, the subject of Sanctions (at the time of ~~this Agreement, Crimea~~Amendment No. 1 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria), and where being located, organized or a resident is prohibited by applicable OFAC regulations, (c) any Person located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions and with respect to which an Obligor is prohibited from doing business with such Person as a result of applicable OFAC regulations, (d) any Person owned or controlled by any such Person or (e) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Senior Financial Officer” means (i) with respect to PFI or PICA, its Treasurer, Controller or Chief Financial Officer and (ii) with respect to PFLLC, its President or Treasurer.

“Separate Account Recourse Obligation” means any Debt issued, assumed, Guaranteed or otherwise incurred, or any Derivatives Obligation entered into, assumed or otherwise incurred, in each case by PICA, or any other Subsidiary that is an insurance company, for or on behalf of any separate account of PICA or any such Subsidiary, which is not a Non-Recourse Obligation of such separate account.

“Several L/C Agent” means JPMorgan, in its capacity as agent and attorney-in-fact for the Banks in issuing and amending Several Letters of Credit, or any successor in such capacity (including with respect to each Several Letter of Credit that is an Existing Letter of Credit deemed issued hereunder as of the Effective Date for which JPMorgan is the Several L/C Agent under the Existing Credit Agreement).

“Several Letter of Credit” means any Letter of Credit issued severally by the Banks pursuant to Section 2.18(a)(i)(B)(1).

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Euro-Dollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.~~

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, “Subsidiary” means a Subsidiary of PFI. Notwithstanding any other provision of this Agreement, the term “Subsidiary” shall not be deemed to include any Fund.

“Supported QFC” has the meaning assigned to it in Section 9.19.

“Sustainability Schedule” means the Schedule attached hereto identified as such.

“Syndication Agents” means the Co-Syndication Agents listed on the cover page of this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means July 28, 2026 or, if such day is not a Business Day, the next preceding Business Day.

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Term Benchmark ” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Banks and PFI of the occurrence of a Term SOFR Transition Event~~Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR ~~Transition Event” means the determination by~~Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Term SOFR Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Term SOFR Lending Office by notice to PFI and the Administrative Agent ~~that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 8.01 that is not Term SOFR.~~.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the

CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transactions” means the execution, delivery and performance by ~~each of~~ the Obligors of this Agreement and the other Loan Documents ~~to which it is a party~~, the borrowing of Loans ~~by the Borrowers~~ and other credit extensions, the use of the proceeds thereof~~,~~ and the issuance of Letters of Credit ~~and the use thereof~~hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate ~~or~~, the Alternate Base Rate or the Adjusted Daily Simple SOFR.

“UCP” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance of a Letter of Credit or such earlier version thereof as may be required by the applicable Governmental Authority or beneficiary.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unreimbursed Amount” has the meaning set forth in Sections 2.18(c)(i) and 2.18(c)(ii).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15(f)(ii)(B)(3).

“VA Adjustment Amount” means, at any date, an amount equal to the sum of (a) the ongoing change in reserves due to market risk benefits following the adoption of the ASU, which includes the change in carrying value of variable annuity rider liabilities and guaranteed minimum death benefits, (b) the change in the fair value of derivatives in PFI’s variable annuity hedging program and (c) the impact of the adoption of the ASU as reflected in retained earnings and disclosed in PFI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Such amounts in clauses (a) and (b) will be as reported quarterly in PFI’s Form 10-Q or 10-K, as applicable. Each of clauses (a) and (b) shall apply to financial statements delivered to the Banks in accordance with Sections 5.01(a) or 5.01(d) beginning with the quarter ended March 31, 2023; provided, that such adjustments shall be on a cumulative and after tax basis; provided, further, that such adjustments shall be determined in a manner substantially consistent with past practice as reflected in the calculation for the fiscal year ended December 31, 2022, for which such past practice will be updated as disclosed in PFI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 to reflect adoption of the ASU. The VA Adjustment Amount may be a negative value (in which case it shall increase Consolidated Net Worth) or positive value (in which case it shall reduce Consolidated Net Worth) or zero.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with, in the case of PICA or any of PFI’s other insurance Subsidiaries, accounting practices prescribed or permitted by insurance regulatory authorities and, in the case of PFI and each non-insurance Subsidiary, GAAP, in each case as in effect from time to time, applied on a basis consistent (except, in the case of PICA or any of PFI’s other insurance Subsidiaries, for changes required by insurance regulatory authorities and, in the case of PFI and each non-insurance Subsidiary, for changes concurred in by PFI’s independent public accountants) with the most recent comparable financial statements thereof furnished to the Banks pursuant to Section 4.04(a) or 4.04(b) (as the case may be) or Section 5.01(a) or 5.01(b) (as the case may be); provided that, if PFI notifies the Administrative Agent that it wishes to amend any covenant in Article 5 due to a change occurring after the date hereof in, in the case of PICA or any of PFI’s other insurance Subsidiaries, accounting practices prescribed or permitted by insurance regulatory authorities or, in the case of PFI and any non-insurance Subsidiary, GAAP, that would affect the computation of any requirement set forth in, or the operation of, such covenant (or if the Administrative Agent notifies PFI that the Required Banks wish to amend Article 5 for such purpose), then the Administrative Agent, the Banks and PFI shall negotiate in good faith to amend such covenant to preserve the original intent thereof in light of such change, and the

Obligors’ compliance with such covenant shall be determined on the basis of, in the case of PICA and any of PFI’s other insurance Subsidiaries, accounting practices prescribed or permitted by insurance regulatory authorities and, in the case of PFI and any non-insurance Subsidiary, GAAP, in each case in effect immediately before the relevant change in such accounting practices or accounting principles, as the case may be, became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to PFI and the Required Banks.

Section 1.03 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “~~Euro-Dollar~~Term Benchmark Loan”). Borrowings also may be classified and referred to by Type (e.g., a “~~Euro-Dollar~~Term Benchmark Borrowing”).

Section 1.04 Terms Generally. The definitions of terms herein (including, without limitation set forth in the Pricing Schedule and the Sustainability Schedule) shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any definition of or reference to any law, statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

Section 1.05 Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on ~~Euro-Dollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (the “FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; (b) immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and (c) immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative~~

~~reference rates to be used in place of LIBOR~~a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 8.01(b) ~~and Section 8.01(c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify PFI, pursuant to Section 8.01(e), of any change to the reference rate upon which the interest rate on Euro-Dollar Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~LIBOR or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 8.01(b) or Section 8.01(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 8.01(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~LIBOR~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate ~~with respect to Euro-Dollar Loans~~used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Bank or any other person or entity for ~~any error included in~~damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.06 Letter of Credit Amounts. Unless otherwise specified herein, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum stated amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

Section 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

THE CREDITS

Section 2.01 Revolving Credit Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to any Borrower pursuant to this Section from time to time during the Availability Period in amounts such that (i) such Bank’s Revolving Credit Exposure at any time shall not exceed the amount of its Commitment and (ii) the total Revolving Credit Exposures at any time shall not exceed the aggregate amount of the Commitments. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, any Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time before the Termination Date under this Section. Subject to Section 8.01, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the applicable Borrower may request in accordance herewith.

Section 2.02 Notice of Borrowing. The applicable Borrower shall give the Administrative Agent an irrevocable notice in writing (which includes, for the avoidance of doubt, electronic communication (including e-mail) in accordance with Section 9.02(b)) in a form approved by the Administrative Agent (a “Notice of Borrowing”), not later than (i) 1:00 p.m., New York City time, on the date of each ABR Borrowing or (ii) 11:00 a.m., New York City time, on the third U.S Government Securities Business Day before each ~~Euro-Dollar~~Term Benchmark Borrowing, specifying:

(a) the date of such Borrowing (which shall be a Business Day),

(b) the aggregate amount of such Borrowing,

(c) whether such Borrowing is to be an ABR Borrowing or a ~~Euro-Dollar~~Term Benchmark Borrowing, and

(d) in the case of a ~~Euro-Dollar~~Term Benchmark Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Section 2.03 [Reserved].

Section 2.04 Notice to Banks; Funding of Loans.

(a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the applicable Borrower.

(b) Not later than 3:00 p.m., New York City time, on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the applicable Borrower, either by crediting the amount thereof to an account of such Borrower (if any) maintained with the Administrative Agent or by wire transfer of such amount, in each case in accordance with the instructions of such Borrower provided to the Administrative Agent; provided that ABR Revolving Credit Loans made to finance the reimbursement of Unreimbursed Amount in respect of a Letter of Credit as provided in Section 2.18(c) shall be remitted by the Administrative Agent to the applicable Fronting L/C Issuer.

(c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of (or, in the case of an ABR Borrowing, prior to 2:00 p.m., New York City time, on the date of) any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such

Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.04(b) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable to the Loans comprising such Borrowing at such time and (ii) in the case of such Bank, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

Section 2.05 Evidence of Debt.

(a) Maintenance of Records by Banks. Each Bank shall maintain in accordance with its usual practice records evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b) Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank’s share thereof.

(c) Effect of Entries. The entries made in the records maintained pursuant to Section 2.05(a) or (b) shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(d) Promissory Notes. Any Bank may request that Loans made by it to a Borrower be evidenced by a single promissory note, in substantially the form of Exhibit A hereto. In such event, such Borrower shall promptly prepare, execute and deliver to such Bank a promissory note payable to such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in such form. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06(d)) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.06 Maturity of Loans. Each Borrower hereby unconditionally promises to pay the full principal amount of each Revolving Credit Loan made to such Borrower, which shall mature, and the principal amount thereof shall be due and payable (together with the interest accrued thereon) on the Termination Date.

Section 2.07 Interest.

(a) Each ABR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin.

(b) Each ~~Euro-Dollar Loan~~Term Benchmark Borrowing shall bear interest on the outstanding principal amount thereof, for each day ~~during each Interest Period applicable thereto~~from the date such Loan is made until it becomes due, at a rate per annum equal to the Adjusted ~~LIBO~~Term SOFR Rate ~~applicable to such~~for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin.

(d) ~~(c)~~ Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at the Default Rate.

(e) ~~(d)~~ Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (~~c~~d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Credit Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Euro-Dollar~~Term Benchmark Revolving Credit Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

~~(e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the applicable Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive absent manifest error.~~

(f) Interest computed by reference to the Term SOFR Rate, the Alternate Base Rate and Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.08 Fees.

(a) Commitment Fees. PFI shall pay to the Administrative Agent for the account of each Bank a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily unused amount of the Commitment of such Bank from the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the fifteenth day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.

(b) Letter of Credit Fees. Each Borrower agrees to pay the following fees and other amounts with respect to the Letters of Credit issued on behalf of such Borrower:

(i) to the Administrative Agent for the account of each Bank a Letter of Credit fee with respect to each outstanding Letter of Credit, which shall accrue at the Letter of Credit Fee Rate on the average daily amount of such Bank’s L/C Obligations (excluding any portion thereof attributable to Unreimbursed Amounts) during the period from and including the Effective Date to but excluding the later of the date on which such Bank’s Commitment terminates and the date on which such Bank ceases to have any L/C Obligations;

(ii) to each Fronting L/C Issuer a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon in writing between the applicable Borrower and such Fronting L/C Issuer on the average daily amount of the L/C Obligations (excluding any portion thereof attributable to Unreimbursed Amounts) with respect to Fronted Letters of Credit issued by such Fronting L/C Issuer during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any L/C Obligations; and

(iii) to the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, for its own account the customary issuance, presentation, amendment and other processing fees, and other standard and reasonable costs and charges, of such Fronting L/C Issuer or the Several L/C Agent, as applicable relating to each Letter of Credit as from time to time in effect.

Letter of Credit fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees and amounts payable to the Fronting L/C Issuers and/or the Several L/C Agent pursuant to this paragraph shall be payable within 10 Business Days after demand.

(c) Administrative Agent Fees. PFI agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between PFI and the Administrative Agent.

(d) Nonrefundable Fees. Fees payable pursuant to this Section shall not be refundable under any circumstances.

Section 2.09 Termination, Reduction or Increase of Commitments.

(a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Termination Date.

(b) Optional Termination or Reduction. PFI may at any time, upon at least three Business Days’ notice to the Administrative Agent, (i) terminate the Commitments in full at any time, so long as no Revolving Credit Exposures are outstanding at such time, or (ii) reduce the Commitments from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000, so long as, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) any Bank’s Revolving Credit Exposure would not exceed its Commitment or (b) the aggregate amount of the Commitments as so reduced shall not be less than the total Revolving Credit Exposures then outstanding. Promptly following receipt of any notice, the Administrative Agent shall advise the Banks of the contents thereof. Each notice delivered by PFI pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by PFI may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by PFI (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Banks in accordance with their respective Commitments.

(c) Termination Upon PICA Sale. If PFI has notified the Administrative Agent of a proposed sale, lease or other transfer of all or substantially all of PICA’s assets to another Person in accordance with Section 5.07(b)(iv), the Administrative Agent shall promptly thereafter notify each Bank of such notice by PFI, and the Commitments shall terminate, and the Loans (together with accrued interest thereon) shall become due and payable, on the earlier of (i) the 90th day following PFI’s delivery of such notice and (ii) the consummation of such sale, lease or other transfer, unless, prior thereto, each of the Banks shall have notified the Administrative Agent (whereupon the Administrative Agent shall promptly thereafter notify PFI) that such Bank, in its sole discretion, expressly elects not to terminate its Commitment. Each Bank agrees to use its commercially reasonable efforts to notify the Administrative Agent within 30 days after its receipt of such notice from the Administrative Agent as to whether such Bank, in its sole discretion, elects not to terminate its Commitment.

(d) Increase in Commitments.

(i) Requests for Increase by PFI. PFI may, at any time by notice to the Administrative Agent, propose an increase in the aggregate amount of the Commitments hereunder (each such proposed increase being a “Commitment Increase”), either by having a Bank increase its Commitment then in effect (each an “Increasing Bank”) or by adding as a Bank with a new Commitment hereunder a Person which is not then a Bank (each an “Assuming Bank”), in each case with the approval of the Administrative Agent (such approval not to be unreasonably withheld), provided that each Assuming Bank shall be a NAIC Approved Bank or any other Person which shall have in effect a Confirming Bank Agreement or Limited Fronting Bank Agreement, in each case, with a Person or Bank, as applicable, which is a NAIC Approved Bank. Such notice shall specify the name of each Increasing Bank and/or Assuming Bank, as applicable, the amount of the Commitment Increase and the portion thereof being assumed by each such Increasing Bank or Assuming Bank, and the date on which such increase is to be effective (the “Commitment Increase Date”) (which shall be a Business Day at least three Business Days after delivery of such notice and prior to the Termination Date); provided that:

(A) the minimum amount of the Commitment of any Assuming Bank or of the increase in the Commitment of any Increasing Bank as part of such Commitment Increase shall be $10,000,000;

(B) immediately after giving effect to any Commitment Increase, the total Commitments hereunder shall not exceed $4,500,000,000;

(C) no Default shall have occurred and be continuing on the relevant Commitment Increase Date or shall result from any Commitment Increase; and

(D) the representations and warranties contained in Article 4 shall be true on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).

Notwithstanding anything herein to the contrary, no Bank shall have any obligation hereunder to increase its Commitment hereunder and any election to do so shall be in the sole discretion of each Bank.

(ii) Effectiveness of Commitment Increase PFI. Each Commitment Increase (and the increase of the Commitment of each Increasing Bank and/or the new Commitment of each Assuming Bank, as applicable, resulting therefrom) shall become effective as of the Commitment Increase Date; provided that:

(A) the Administrative Agent shall have received on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date a certificate of a duly authorized officer of PFI stating that each of the applicable conditions to such Commitment Increase set forth in Section 2.09(d)(i) has been satisfied;

(B) with respect to each Assuming Bank, the Administrative Agent shall have received, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, an appropriate Assumption Agreement, duly executed by such Assuming Bank and each Borrower and acknowledged by the Administrative Agent; and

(C) each Increasing Bank shall have delivered to the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment, with a copy of such confirmation to PFI.

(iii) Recordation into Register. Upon its receipt of confirmation from a Bank that it is increasing its Commitment hereunder, together with the certificate referred to in Section 2.09(d)(ii)(A), the Administrative Agent shall record the information contained therein in the Register and give prompt notice thereof to PFI. Upon its receipt of an Assumption Agreement executed by an Assuming Bank, together with the certificate referred to in Section 2.09(d)(ii)(A), the Administrative Agent shall, if such Assumption Agreement has been completed and is in substantially the form of Exhibit B hereto or any other form approved by the Administrative Agent, accept such Assumption Agreement, record the information contained therein in the Register and give prompt notice thereof to PFI.

(iv) Adjustments of Borrowings upon Effectiveness of Increase. In the event that the Administrative Agent shall have received notice from PFI as to any agreement with respect to a Commitment Increase on or prior to the relevant Commitment Increase Date and the actions provided for in Section 2.09(d)(ii) shall have occurred by 9:00 a.m., New York City time, on such Commitment Increase Date, the Administrative Agent shall notify the Banks (including any Assuming Banks) of the occurrence of such Commitment Increase Date promptly on such date by facsimile transmission or electronic messaging system. On the date of such Commitment Increase, if (i) any Revolving Credit Loans shall be outstanding and (ii) either (x) such Commitment Increase shall not be provided by the then existing Banks pro rata in accordance with their respective Commitments or (y) any part of such Commitment Increase shall be provided by an Assuming Bank, the Borrowers shall (A) prepay the outstanding Revolving Credit Loans (if any) in full, (B) if the Borrowers shall have so requested in accordance with this Agreement, borrow new Revolving Credit Loans hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Revolving Credit Loans are held ratably by the Banks in accordance with the respective Commitments of such Banks (after giving effect to such Commitment Increase) and (C) pay to the Banks the amounts, if any, payable under Section 2.13.

Section 2.10 Method of Electing Interest Rates.

(a) The Loans included in each ~~Revolving Credit~~ Borrowing shall bear interest initially at the type of rate specified by the applicable Borrower in the applicable Notice of Borrowing. Thereafter, such Borrower may from time to time elect to change or continue the type of interest rate borne by a Loan (subject in each case to the provisions of Article 8), as follows:

(i) if such Loan is an ABR Loan, such Borrower may elect to convert such Loan to a ~~Euro-Dollar~~Term Benchmark Loan as of any Business Day; and

(ii) if such Loan is a ~~Euro-Dollar~~Term Benchmark Loan, such Borrower may elect to convert such Loan to an ABR Loan or elect to continue such Loan as a ~~Euro-Dollar~~Term Benchmark Loan for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loan.

Each such election shall be made by the applicable Borrower delivering an irrevocable notice in writing (which includes, for the avoidance of doubt, electronic communication (including e-mail) in accordance with Section 9.02(b)) in a form approved by the Administrative Agent (a “Notice of Interest Rate Election”) to the Administrative Agent at least three Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of a Loan; provided that (i) in the case of an election with respect to more than one Loan, such portion is allocated ratably among such Loans and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $1,000,000.

(b) Each Notice of Interest Rate Election shall specify:

(i) the Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.10(a);

(iii) if such Loans are to be converted, the new type of Loans and, if such new Loans are ~~Euro-Dollar~~Term Benchmark Loans, the duration of the initial Interest Period applicable thereto; and

(iv) if such Loans are to be continued as ~~Euro-Dollar~~Term Benchmark Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c) Upon receipt of a Notice of Interest Rate Election from a Borrower pursuant to Section 2.10(a), the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by such Borrower. If a Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent ~~for any Euro-Dollar Loans, such Loans shall be~~

~~converted into ABR Loans on the last day of the then current~~with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one (1) month.

(d) Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

Section 2.11 Optional Prepayments.

(a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing made to such Borrower in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a ~~Euro-Dollar Revolving Credit~~Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment ~~or~~, (ii) in the case of prepayment of an ABR ~~Revolving Credit~~ Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of a prepayment of an RFR Borrowing, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a ~~Revolving Credit~~ Borrowing, the Administrative Agent shall advise the Banks of the contents thereof. Each partial prepayment of any Revolving Credit Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Credit Borrowing of the same Type as provided in Section 2.01. Each prepayment of a Revolving Credit Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07, together with any additional amounts required by Section 2.13.

Section 2.12 General Provisions as to Payments.

(a) The Borrowers shall unconditionally make each payment and prepayment of principal of, and interest on, the Loans and of fees hereunder, not later than, 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds in Dollars in New York City, without set-off, recoupment or counterclaim, to the Administrative Agent at the Administrative Agent’s Office, except for payments, if any, to be made directly to the applicable Bank or the applicable Fronting L/C Issuer as expressly provided herein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unreimbursed Amounts, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Unreimbursed Amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unreimbursed Amounts then due to such parties.

(c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to one or more of the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank from such Borrower. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d) If any Bank shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.18(c) or 7.08, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Bank to satisfy such Bank’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Bank under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.13 Funding Losses. If (a) a Borrower makes any payment of principal with respect to any ~~Euro-Dollar~~Term Benchmark Loan or any ~~Euro-Dollar~~Term Benchmark Loan is converted to an ABR Loan (pursuant to Section 2.10(b), Article 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, (b) a Borrower fails to borrow, continue or prepay any ~~Euro-Dollar~~Term Benchmark Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.10(c), or (c) any ~~Euro-Dollar~~Term Benchmark Loan is assigned on any day other than the last day of an Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 8.05(b), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss, cost or expense incurred by it (or by an existing or prospective Participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin or profit for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive absent manifest error.

Section 2.14 Computation of Interest and Fees. Interest on amounts based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest on Loans and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Obligors. Each Obligor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by Obligor. The applicable Obligor shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Obligor by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(e) Indemnification by Banks. Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the applicable Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Obligor to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.06(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Banks. (i) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Obligor and the Administrative Agent, at the time or times reasonably requested by such Obligor or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Obligor or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the applicable Obligor or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Obligor or the Administrative Agent as will enable such Obligor or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in any Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. For purposes of determining Taxes imposed under FATCA, from and after the Effective Date, the Obligors and the Administrative Agent shall treat (and the Banks hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” with the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(ii) Without limiting the generality of the foregoing, in the event that any Obligor is a U.S. Person,

(A) any Bank that is a U.S. Person shall deliver to such Obligor and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of such Obligor or the Administrative Agent), properly completed and executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Bank, including a U.S. branch of a Foreign Bank acting solely on behalf of such Foreign Bank, shall, to the extent it is legally entitled to do so, deliver to such Obligor and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of such Obligor or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) properly completed and executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Obligor within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV) to the extent a Foreign Bank is not the beneficial owner, properly completed and executed copies of IRS Form W-8IMY, accompanied by IRS Form

W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to such Obligor and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of such Obligor or the Administrative Agent), properly completed and executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Obligor or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Bank under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to such Obligor and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Obligor or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Obligor or the Administrative Agent as may be necessary for such Obligor and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Obligors and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its good faith judgment, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Fronting L/C Issuers. For purposes of this Section, the term “Bank” includes any Fronting L/C Issuer.

Section 2.16 Cash Collateral.

(a) Fronted Letter of Credit Exposure. At any time that there shall exist a Defaulting Bank, to the extent required by Section 2.17(a)(iii), the applicable Borrower shall deliver to the Administrative Agent for the benefit of the applicable Fronting L/C Issuers Cash Collateral in an amount sufficient to cover such Defaulting Bank’s L/C Obligations in respect of Fronted Letters of Credit (after giving effect to any Cash Collateral provided therefor by such Defaulting Bank hereunder).

(b) L/C Obligations. Upon the request of the Administrative Agent (given at the request or with the consent of the Required Banks), if, as of the Termination Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the applicable Borrower shall immediately deliver to the Administrative Agent for the benefit of the applicable Fronting L/C Issuers and the Banks Cash Collateral in an amount sufficient to cover the then outstanding L/C Obligations plus any accrued and unpaid interest thereon.

(c) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent at JPMorgan. The applicable Borrower, and to the extent provided by any Defaulting Bank, such Defaulting Bank, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Fronting L/C Issuers, the Limited Fronting Banks and/or the Banks (as applicable), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the applicable Obligations for which such Cash Collateral has been delivered. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of Cash Collateral for the purpose for which such Cash Collateral had been delivered is less than the minimum amount required hereunder for such purpose, the applicable Borrower or the applicable Defaulting Bank will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(d) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section, Section 2.17, Section 2.18 or Section 6.01 shall be held and applied to the satisfaction of the applicable Obligations for which such Cash Collateral has been provided hereunder (including, as to Cash Collateral provided by a Defaulting Bank, any interest accrued on such Obligations), prior to any other application of such property as may be provided for herein.

(e) Release. Cash Collateral (or the appropriate portion thereof) shall be released promptly upon the following:

(i) in the event that any Bank on account of whom such Cash Collateral was delivered shall no longer be a Defaulting Bank, the Administrative Agent shall return to the pledgor such portion of Cash Collateral attributable to such Bank;

(ii) in the event that any Bank on account of whom such Cash Collateral was delivered shall have its Commitment reduced, the Administrative Agent shall return to the pledgor such portion of the Cash Collateral attributable to such Bank in proportion to the amount by which such Bank’s Commitment is so reduced;

(iii) in the event that the applicable Letter of Credit on account of which such Cash Collateral was delivered expires, is reduced in its face amount or is drawn upon, and such drawing has been reimbursed by the applicable Borrower, the Administrative Agent shall return to the pledgor such portion of the Cash Collateral attributable to such expired or reduced Letter of Credit or such reimbursed drawing, as applicable; or

(iv) the Administrative Agent’s good faith determination that there exists excess Cash Collateral with respect to the applicable Obligations for which such Cash Collateral has been provided hereunder;

provided, however, that (x) Cash Collateral furnished by or on behalf of any Borrower shall not be released during the continuance of a Default, and (y) the Person providing Cash Collateral and the Administrative Agent and, as applicable, the applicable Fronting L/C Issuer or Limited Fronting Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated exposure or other obligations in respect of Letters of Credit (or participations therein).

Section 2.17 Defaulting Banks. (a) Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(i) such Defaulting Bank shall not be entitled to receive any commitment fee pursuant to Section 2.08(a) for any period during which it is a Defaulting Bank (and PFI shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Bank);

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Bank pursuant to Section 9.04 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to any Fronting L/C Issuer hereunder; third, to cash collateralize L/C Obligations with respect to such Defaulting Bank in accordance with this Section; fourth, as PFI may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and PFI, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future L/C Obligations with respect to such Defaulting Bank with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Banks or any Fronting L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Bank or any Fronting L/C Issuer against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Unreimbursed Amounts in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Unreimbursed Amounts owed to, all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or Unreimbursed Amounts owed to, such Defaulting Bank until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Bank’s Unreimbursed Amount are held by the Banks pro rata in accordance with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto;

(iii) the Commitments and Revolving Credit Exposures of such Defaulting Bank shall not be included in determining whether all Banks or the Required Banks have taken or may take any action hereunder, and such Defaulting Bank’s right to approve any amendment, waiver or other modification with respect to this Agreement shall be restricted as set forth in Section 9.05;

(iv) with respect to any Fronted Letter of Credit and/or the L/C Obligations of such Defaulting Bank with respect thereto:

(A) with respect to any Fronted Letter of Credit outstanding at the time such Bank becomes a Defaulting Bank, all or any portion of such L/C Obligations held by such Defaulting Bank shall be reallocated among the non-Defaulting Banks in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Banks’ Revolving Credit Exposures plus such Defaulting Bank’s L/C Obligations does not exceed the aggregate amount of all non-Defaulting Banks’ Commitments (except as provided in Section 2.18(j) for Limited Fronting Banks), (y) the Revolving Credit Exposure of each non-Defaulting Bank shall not exceed the Commitment of such non-Defaulting Bank (except as provided in Section 2.18(j) if such non-Defaulting Bank is a Limited Fronting Bank) and (z) the conditions set forth in Section 3.02 are satisfied at such time (and, notwithstanding anything herein to the contrary, such Defaulting Bank shall have no obligation under each such Fronted Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated);

(B) if the reallocation described in clause (iv)(A) above cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent Cash Collateralize for the benefit of the applicable Fronting L/C Issuers only such Borrower’s obligations corresponding to such Defaulting Bank’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (iv)(A) above) in accordance with the procedures set forth in Section 2.16(a) for so long as such L/C Obligations are outstanding;

(C) if the applicable Borrower Cash Collateralizes any portion of such Defaulting Bank’s L/C Obligations pursuant to clause (iv)(B) above, PFI shall not be required to pay any fees to such Defaulting Bank pursuant to Section 2.08(b) with respect to such Defaulting Bank’s L/C Obligations during the period such Defaulting Bank’s L/C Obligations are Cash Collateralized;

(D) if the L/C Obligations of the non-Defaulting Banks are reallocated with respect to any Fronted Letter of Credit pursuant to clause (iv)(A) above, then the fees payable to the Banks pursuant to Section 2.09(b) shall be adjusted in accordance with such non-Defaulting Banks’ Applicable Percentages; and

(E) if all or any portion of such Defaulting Bank’s L/C Obligations are neither reallocated nor Cash Collateralized pursuant to clause (iv)(A) or (iv)(B) above, then, without prejudice to any rights or remedies of any Fronting L/C Issuer or any Bank hereunder, all letter of credit fees payable under Section 2.08(b) with respect to such Defaulting Bank’s L/C Obligations shall be payable to the applicable Fronting L/C Issuer until and to the extent that such L/C Obligations are reallocated and/or Cash Collateralized; and

(F) no Fronting L/C Issuer shall be required to issue, amend, increase or extend any Fronted Letter of Credit, unless it is satisfied that such Defaulting Bank’s then outstanding L/C Obligations (including with respect to such Letter of Credit) will be 100% covered by the Commitments of the non-Defaulting Banks and/or Cash Collateral will be provided by the applicable Borrower in accordance with this Section and Section 2.16(a), and participation interests in any newly issued or increased Fronted Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with clause (iv)(A) above (and, notwithstanding anything herein to the contrary, such Defaulting Bank shall have no obligation under each such Fronted Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated); and

(v) with respect to any Several Letter of Credit and/or the L/C Obligations of such Defaulting Bank with respect thereto:

(A) such Defaulting Bank shall not be entitled to receive any Letter of Credit fee pursuant to Section 2.08(b) for any period during which it is a Defaulting Bank (and (except as provided in clause (v)(C) below) PFI shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Bank);

(B) with respect to any Several Letter of Credit outstanding at the time such Bank becomes a Defaulting Bank (other than any Several Letter of Credit with respect to which another Bank has agreed to act as the Limited Fronting Bank for such Defaulting Bank), with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable law or regulation, (i) all or any portion of the L/C Obligations held by such Defaulting Bank shall be reallocated among the non-Defaulting Banks in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Banks’ Revolving Credit Exposures plus such Defaulting Bank’s L/C Obligations does not exceed the aggregate amount of all non-Defaulting Banks’ Commitments (except as provided in Section 2.18(j) for Limited Fronting Banks), (y) the

Revolving Credit Exposure of each non-Defaulting Bank shall not exceed the Commitment of such non-Defaulting Bank (except as provided in Section 2.18(j) if such non-Defaulting Bank is a Limited Fronting Bank) and (z) the conditions set forth in Section 3.02 are satisfied at such time and (ii) each such Several Letter of Credit shall be amended to specify the non-Defaulting Banks that are parties to such Several Letter of Credit, after giving effect to such event, and such non-Defaulting Banks’ respective Applicable Percentages with respect thereto as of the effective date of such amendment (and, notwithstanding anything herein to the contrary, such Defaulting Bank shall have no obligation under each such Several Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated);

(C) if the L/C Obligations of the non-Defaulting Banks are reallocated with respect to any Several Letter of Credit pursuant to clause (v)(B) above, then the Letter of Credit fees payable to the Banks with respect to such Several Letter of Credit pursuant to Section 2.09(b) shall be adjusted in accordance with such non-Defaulting Banks’ Applicable Percentages; and

(D) so long as such Bank remains a Defaulting Bank, the L/C Obligations of the Banks in respect of any Several Letter of Credit requested to be issued hereunder shall be allocated among non-Defaulting Banks in a manner consistent with clause 2.17(v)(B) above (and, notwithstanding anything herein to the contrary, such Defaulting Bank shall have no obligation under each such Several Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated).

(b) If any Fronting L/C Issuer has a good faith belief that any Bank has defaulted in fulfilling its obligations under one or more other agreements in which such Bank commits to extend credit, such Fronting L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Fronting L/C Issuer shall have entered into arrangements with the applicable Borrower or such Bank, satisfactory to such Fronting L/C Issuer to defease any risk to it in respect of such Bank hereunder.

(c) In the event that the Administrative Agent, the Several L/C Agent, the Fronting L/C Issuers and the Borrowers each agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), (A) to the extent the L/C Obligations held by the non-Defaulting Banks were theretofore reallocated with respect to any Several Letter of Credit pursuant to paragraph (a)(v) of this Section, all adjustments shall be made to such Several Letters of Credit consistent with Section 2.18(b)(v) (including amendments to each such Several Letter of Credit and/or, if applicable, purchases at par by such Bank of the Unreimbursed Amounts then outstanding (if any) of the other Banks thereunder) as the Administrative Agent shall determine may be necessary in order for such Bank to hold such L/C Obligations in accordance with its Applicable Percentage; (B) if the L/C Obligations held by the non-Defaulting Banks were not theretofore reallocated with respect to such Several Letter of Credit pursuant to paragraph (a)(v) of this Section, but instead the face amount of any such Several Letter of Credit was increased or a new Several Letter of Credit was issued hereunder in favor of the beneficiary of such Several Letter of Credit in order to provide such beneficiary with an aggregate undrawn face amount of Letters of Credit from the non-Defaulting Banks in the amount required by such beneficiary, the amount of such Several Letter of Credit or new Several Letter of Credit shall be amended to decrease the amount thereof, or the applicable Borrower shall arrange for such new Letter of Credit to be surrendered by such beneficiary to such Several L/C Agent, in order to reflect the inclusion of such Bank’s Commitment; and (C) such Bank shall purchase at par such of the Loans of the other Banks or shall take such actions as the Administrative Agent shall determine may be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Banks in accordance with their respective Commitments, whereupon such Bank shall no longer be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from such Bank’s having been a Defaulting Bank. Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a Non-Defaulting Bank as a result of such Non-Defaulting Bank’s increased exposure following such reallocation.

Section 2.18 Letters of Credit.

(a) Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, from time to time during the Availability Period:

(A) each Fronting L/C Issuer agrees, in reliance upon the agreements of the Banks set forth in this Section, (1) to issue Fronted Letters of Credit denominated in Dollars for the account of any Borrower, and to amend or extend Fronted Letters of Credit previously issued by it, (2) to honor drawings under Fronted Letters of Credit, and the Banks severally agree to participate in all Fronted Letters of Credit issued hereunder and any drawings thereunder in accordance with their Applicable Percentages, and (3) that all Existing Letters of Credit outstanding on the Effective Date under the Existing Credit Agreement and issued by a Fronting L/C Issuer that is a Fronting L/C Bank hereunder and listed on Schedule 2.18 shall automatically be continued hereunder on the Effective Date by such Fronting L/C Issuer, and as of the Effective Date the Banks shall acquire a participation therein as if such Existing Letter of Credit were issued hereunder, and each such Existing Letter of Credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Effective Date; and

(B) each Bank agrees, through the Several L/C Agent, (1) to issue severally, and for itself alone, Several Letters of Credit at the request of and for the account of any Borrower in such Bank’s Applicable Percentage of the aggregate stated amounts of such Several Letters of Credit, and to amend or extend Several Letters of Credit previously issued by it, (2) to honor severally, and for itself alone, drawings under the Several Letters of Credit in an amount equal to its Applicable Percentage of such drawings, and (3) that all Existing Letters of Credit outstanding on the Effective Date under the Existing Credit Agreement and issued by such Banks thereunder and listed on Schedule 2.18 shall automatically be continued hereunder on the Effective Date by the Banks, and each such Existing Letter of Credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Effective Date;

provided that, after giving effect to any L/C Credit Extension, (x) the total Revolving Credit Exposures shall not exceed the aggregate amount of the Commitments, (y) the Revolving Credit Exposure of each Bank shall not exceed its Commitment (except as provided in Section 2.18(j) for any Bank that is acting as a Limited Fronting Bank with respect to such L/C Credit Extension) and (z) with respect to any Fronted Letter of Credit issued by any Fronting L/C Issuer, the aggregate undrawn amount of all outstanding Fronted Letters of Credit issued by such Fronting L/C Issuer shall not exceed its Fronted Letter of Credit Commitment.

Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

Each Fronted Letter of Credit shall be a standby letter of credit in such form as the applicable Borrower shall request and which the applicable Fronting L/C Issuer and the Administrative Agent shall determine in good faith is not inconsistent with the terms hereof.

Each Several Letter of Credit shall be a standby letter of credit in such form as the applicable Borrower shall request and which the Administrative Agent and the Several L/C Agent shall determine in good faith does not contain any obligations, or diminish any rights, of any Bank with respect thereto or other terms thereof that are inconsistent with the terms hereof. Without the prior consent of each Bank, no Several Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Banks thereunder, and (subject to the provisions contained herein regarding Limited Fronting Banks and Defaulting Banks) each Several Letter of Credit shall be issued (through the applicable Several L/C Agent) by all of the Banks at the time of issuance as a single multi-bank letter of credit, but the obligation of each Bank thereunder shall be several (and not joint) based upon its Applicable Percentage of the aggregate undrawn amount of such Letter of Credit.

If requested by any Borrower but subject to the terms and conditions hereof, a Letter of Credit shall satisfy the requirements for letters of credit under the credit-for-reinsurance provisions of the relevant beneficiary’s domiciliary state’s insurance laws and regulations (or the requirements of such other Governmental Authority which then regulates the relevant beneficiary’s business as may be specified by such Borrower) as to which such Borrower notifies the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Administrative Agent prior to the date of issuance of such Letter of Credit; provided that the applicable Fronting L/C Issuers, the Several L/C Agent, the Administrative Agent and the Banks shall not be obligated to verify such satisfaction.

(ii) No Fronting L/C Issuer shall issue any Fronted Letter of Credit, and the Several L/C Agent shall not issue any Several Letter of Credit on behalf of the Banks, if, (A) subject to Section 2.18(b)(v) with respect to Auto-Extension Letters of Credit, the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Banks have approved such expiry date, or (B) the expiry date of such Letter of Credit would occur after five Business Days prior to the Termination Date, unless all the Banks have approved such expiry date.

(iii) No Fronting L/C Issuer shall issue any Fronted Letter of Credit, and neither the Several L/C Agent nor any Bank shall issue any Several Letter of Credit, if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank from issuing such Letter of Credit, or any law applicable to such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank shall prohibit, or request that such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by any Bank, such Bank, as applicable, applicable to letters of credit generally;

(C) except as otherwise agreed by such Fronting L/C Issuer or the Several L/C Agent, as applicable, such Letter of Credit is in an initial amount of less than $250,000;

(D) after the issuance of such Letter of Credit, more than 15 Letters of Credit would be outstanding unless the Borrowers, the Fronting L/C Issuers and the Several L/C Agent and the Administrative Agent otherwise agree;

(E) such Letter of Credit is to be denominated in a currency other than Dollars;

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G) if such Letter of Credit is (i) a Fronted Letter of Credit or (ii) a Several Letter of Credit in respect of which there is a Limited Fronting Bank, any Bank is a Defaulting Bank thereunder, unless the applicable Fronting L/C Issuer or the applicable Limited Fronting Bank, as applicable, has entered into arrangements satisfactory to it with the applicable Borrower or such Defaulting Bank to eliminate such Fronting L/C Issuer’s or such Limited Fronting Bank’s risk with respect to such Defaulting Bank; provided that, if the applicable Borrower, provides Cash Collateral with respect to a Letter of Credit requested to be issued hereunder, the applicable Fronting L/C Issuer or the applicable Limited Fronting Bank, as applicable, shall not be entitled to rely on this clause (G) as a basis for not issuing such Letter of Credit.

(iv) No Fronting L/C Issuer shall amend or extend any Fronted Letter of Credit, and neither the Several L/C Agent nor any Bank shall amend or extend any Several Letter of Credit, if it would not be permitted at such time to issue such Letter of Credit in its amended form under the terms of Section 2.18(a)(iii) (provided that this paragraph (iv) shall not apply to the automatic renewal of any Auto-Extension Letter of Credit).

(v) No Fronting L/C Issuer shall be under any obligation to amend any Fronted Letter of Credit, and neither the Several L/C Agent nor any Bank shall be under any obligation to amend any Several Letter of Credit, if (A) such Fronting L/C Issuer, the Several L/C Agent or such Bank, as applicable, would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of Section 2.18(a)(iii) or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) If any Bank shall become an Affected Bank with respect to a particular Several Letter of Credit, such Bank shall promptly notify the Administrative Agent thereof (which shall promptly notify the Several L/C Agent and the applicable Borrower). In the absence of receipt by the Administrative Agent of notice by a Bank that it has become an Affected Bank with respect to a particular Several Letter of Credit, it shall be conclusively presumed by the Administrative Agent and the Several L/C Agent that such Bank is not an Affected Bank with respect to such Several Letter of Credit. If such notice is given by an Affected Bank with respect to a particular Several Letter of Credit, such notice shall not be effective as a like notice with respect to any other Several Letter of Credit. If such notice is given by an Affected Bank with respect to a particular Several Letter of Credit, upon the applicable Borrower’s request any other Bank may (but shall not be obligated to) agree to act as a Limited Fronting Bank for such Affected Bank with respect to such Several Letter of Credit upon such terms and conditions as such Affected Bank and such other Bank may agree.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Borrower, by the delivery to (A) the applicable Fronting L/C Issuer, in the case of Fronted Letters of Credit, (B) the Several L/C Agent, in the case of Several Letters of Credit, and (C) the Administrative Agent (which shall promptly notify the Banks of such request, in the case of a Several Letter of Credit), in each case, of a Letter of Credit Application, appropriately completed and signed by a Senior Financial Officer or an Assistant Treasurer of such Borrower (and, if applicable, of the Subsidiary named therein as an applicant). Such Letter of Credit Application must be received by such Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Administrative Agent not later than 11:00 a.m., New York City time, at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of the particular Letter of Credit.

In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable:

(A) whether such Letter of Credit is to be issued as a Fronted Letter of Credit or a Several Letter of Credit and, if such Letter of Credit is to be issued as a Several Letter of Credit, whether there is to be a Limited Fronting Bank;

(B) if applicable, the name of the Subsidiary of the applicable Borrower to be an applicant with respect to such Letter of Credit;

(C) the proposed issuance date of such Letter of Credit (which shall be a Business Day);

(D) the amount thereof;

(E) the expiry date thereof;

(F) the name and address of the beneficiary thereof;

(G) the documents to be presented by such beneficiary, if any, in case of any drawing thereunder;

(H) the full text of any certificate to be presented by such beneficiary, if any, in case of any drawing thereunder;

(I) the purpose and nature of such Letter of Credit;

(J) whether such Letter of Credit shall be issued under the rules of the ISP or the UCP; and

(K) such other matters as such Fronting L/C Issuer, the Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.

In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable:

(I) the Letter of Credit to be amended;

(II) the proposed date of amendment thereof (which shall be a Business Day);

(III) the nature of the proposed amendment; and

(IV) such other matters as such Fronting L/C Issuer, the Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.

Additionally, the applicable Borrower shall, and shall (if applicable) cause any Subsidiary party to the relevant Letter of Credit Application to, furnish to the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, as such Fronting L/C Issuer, the Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if applicable, any Subsidiary, and, if not, such Fronting L/C Issuer or the Several L/C Agent, as applicable, will provide the Administrative Agent with a copy thereof. Unless such Fronting L/C Issuer or the Several L/C Agent, as applicable, has received written notice from any Bank, the Administrative Agent or such Borrower, at least two Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that such Letter of Credit is not permitted to be issued hereunder or that one or more applicable conditions contained in Article 3 shall not then be satisfied, then, subject to the terms and conditions hereof, such Fronting L/C Issuer or the Several L/C Agent, as applicable, shall, on the requested date, issue a Fronting Letter of Credit or a Several L/C Agent, as applicable, for the account of such Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, usual and customary business practices.

(iii) The Several L/C Agent is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Bank and to otherwise act on behalf of each Bank with respect to each Several Letter of Credit, in each case, in accordance with the terms hereof. The Several L/C Agent shall use the Applicable Percentage of each Bank as its “Percentage Obligation” (or equivalent term) under each Several Letter of Credit; provided that each Limited Fronting Bank (if any), in its capacity as such, shall, in addition to its own “Percentage Obligation” as a Bank, have a “Percentage Obligation” (or equivalent term)

equal to the Applicable Percentage (or the portion thereof, if applicable) of each Participating L/C Issuer for which such Limited Fronting Bank acts in such capacity under such Several Letter of Credit. Subject to the proviso to the first sentence of Section 2.18(a)(i), the Several L/C Agent is hereby authorized to amend a Several Letter of Credit to change the “Percentage Obligation” (or equivalent term) of a Bank, or add or delete a Bank liable under a Several Letter of Credit, in connection with an assignment or any other addition or replacement of a Bank, in accordance with the terms of this Agreement (including in connection with changes resulting from the reallocation of L/C Obligations pursuant to Section 2.17). In the event that a Bank becomes a Participating L/C Issuer or ceases to be a Participating L/C Issuer, the Several L/C Agent is hereby authorized to amend each Several Letter of Credit to reflect such change in status and to change the “Percentage Obligation” (or equivalent term) of the applicable Limited Fronting Bank, as the case may be. Each Bank (including, for avoidance of doubt, each Limited Fronting Bank) hereby irrevocably constitutes and appoints the Several L/C Agent its true and lawful attorney-in-fact for and on behalf of such Bank with full power of substitution and revocation in its own name or in the name of the Several L/C Agent for the limited purpose of issuing, executing and delivering, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and for carrying out the purposes of this Agreement with respect to Several Letters of Credit, in each case, in accordance with the terms hereof.

(iv) It is the intention and agreement of the Administrative Agent, the Banks and the Several L/C Agent that (A) except as otherwise expressly set forth herein (including with respect to Limited Fronting Banks, if any), the rights and obligations of the Banks in respect of outstanding Several Letters of Credit shall be determined in accordance with the Applicable Percentages of the Banks from time to time in effect and (B) subject to the proviso to the first sentence of Section 2.18(a)(i), outstanding Several Letters of Credit shall be promptly amended to reflect changes in the Applicable Percentages of the Banks under this Agreement arising from time to time in connection with any event or circumstance contemplated hereby, including a Bank acting as a Limited Fronting Bank for any Affected Bank or Non-NAIC Approved Bank pursuant to Section 2.18(j), an increase of the Commitments pursuant to Section 2.09(c), a reallocation of L/C Obligations held by a Defaulting Bank pursuant to Section 2.17, a replacement of a Bank pursuant to Section 8.05(b), an assignment pursuant to Section 9.06 or otherwise. However, it is acknowledged by the Administrative Agent, the Banks and the Several L/C Agent that amendments of outstanding Several Letters of Credit may not be immediately effected and may be subject to the consent of the beneficiaries of such Several Letters of Credit. Accordingly, whether or not Several Letters of Credit are amended as contemplated hereby, the Banks agree that they shall purchase and sell participations (as provided in Section 2.18(k)) or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Banks of drawings under Several Letters of Credit and payments by the applicable Borrower of Unreimbursed Amounts thereunder and interest thereon are, except as otherwise expressly set forth herein (including with respect to Limited Fronting Banks and Defaulting Banks, if any), in each case shared by the Banks in accordance with the Applicable Percentages of the Banks from time to time in effect.

(v) If any Borrower so requests in any applicable Letter of Credit Application, the applicable Fronting L/C Issuer (in the case of a Fronted Letter of Credit) or the Several L/C Agent (in the case of a Several Letter of Credit), as applicable, will issue or amend a Letter of Credit to provide for automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Fronting L/C Issuer or the Several L/C Agent, as applicable, to prevent any such extension by giving notice to the beneficiary thereof prior to the thirtieth (30th) day (or such earlier day as set forth in the applicable Letter of Credit and agreed to by such Fronting L/C Issuer or the Several L/C Agent) preceding the then current expiration date of such Letter of Credit (the “Non-Extension Notice Date”). Such Borrower shall not be required to make a specific request to the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Banks shall be deemed to have authorized the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, to permit the extension of such Letter of Credit to an expiry date not later than twelve months from the then existing expiry date and in any event not later than five Business Days prior to the Termination Date.

(vi) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, will deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and the Administrative Agent shall promptly deliver to each Bank copies of each such Several Letter of Credit. Within 15 days after the end of each calendar month, the Administrative Agent will deliver to each of the Banks and such Borrower a written report setting forth the Letters of Credit that were issued and outstanding as of the last day of such calendar month.

(c) Drawings and Reimbursements; Fundings. (i) Upon receipt from the beneficiary of any Fronted Letter of Credit of any notice of a drawing under such Fronted Letter of Credit, the applicable Fronting L/C Issuer shall, promptly and in any event at least one Business Day before the date (the “Honor Date”) on which such Fronting L/C Issuer anticipates that payment of such drawing will be made, notify the applicable Borrower and the Administrative Agent thereof. Not later than 2:30 p.m., New York City time, on the Honor Date, so long as the applicable Borrower has received notice of such payment from the Fronting L/C Issuer or the Administrative Agent by 10:00 a.m., New York City time, on such Honor Date and, otherwise, not later than 2:30 p.m., New York City time, on the following Business Day, such Borrower shall reimburse such Fronting L/C Issuer through the Administrative Agent an amount equal to the amount of such drawing (such amount, the “Unreimbursed Amount”) without further demand; provided that, at any time during the Availability Period, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, ~~the~~such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If such Borrower fails to make such reimbursement by the required time, the Administrative Agent shall promptly notify each Bank of the Honor Date, the Unreimbursed Amount and the amount of such Bank’s Applicable Percentage thereof. Each Bank shall, upon any notice pursuant to this paragraph (c)(i), with respect to its participation in such Unreimbursed Amount, make funds available to the Administrative Agent for the account of the applicable Fronting L/C Issuer at the Administrative Agent’s Office in an amount equal to such Bank’s Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m., New York City time, on the Business Day specified in such notice by the Administrative Agent. If any Defaulting Bank shall fail to make such funds available, any Cash Collateral delivered on account of such Defaulting Bank for the respective Fronted Letter of Credit shall be applied by the Administrative Agent to the reimbursement of the applicable Fronting L/C Issuer as required hereunder. The Administrative Agent shall remit the funds so received or applied to the applicable Fronting L/C Issuer. Any notice given by any Fronting L/C Issuer or the Administrative Agent pursuant to this paragraph (c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Upon receipt from the beneficiary of any Several Letter of Credit of any notice of a drawing under such Several Letter of Credit, the Several L/C Agent shall notify the Administrative Agent, and the Administrative Agent shall notify the applicable Borrower and the Banks, thereof, which notices shall be given promptly and in any event at least one Business Day before the date (also the “Honor Date”) on which the Several L/C Agent anticipates that payment of such drawing will be made. Not later than 10:00 a.m., New York City time, on the Honor Date and without further notice or demand by the Several L/C Agent or the Administrative Agent, (A) each Bank (including each Limited Fronting Bank, but excluding each Participating L/C Issuer) shall make funds available to the Administrative Agent at the Administrative Agent’s Office in an amount equal to its Applicable Percentage (and, in the case of each Limited Fronting Bank, the Applicable Percentage (or the portion thereof for which it has agreed to be a Limited Fronting Bank) of each applicable Participating L/C Issuer) of the drawing under such Several Letter of Credit (and the Administrative Agent shall make such funds available to the Several L/C Agent) and, (B) in the event that a Limited Fronting Bank pays the Applicable Percentage of a Participating L/C Issuer (or the relevant portion thereof, if applicable), such Participating L/C Issuer shall pay such Applicable Percentage to such Limited Fronting Bank in purchase of its participation in such payment. Not later than 2:30 p.m., New York City time, on the Honor Date, so long as such Borrower has received notice of payment under such Several Letter of Credit from the Several L/C Agent or the Administrative Agent by 10:00 a.m., New York City time, on the Honor Date and, otherwise, not later than 2:30 p.m., New York City time, on the following Business Day such Borrower shall pay to the Banks through the Administrative Agent an amount equal to the amount of such drawing (such amount also the “Unreimbursed Amount”) without further demand; provided that, at any time during the Availability Period, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. Any notice given by the Several L/C Agent or the Administrative Agent pursuant to this paragraph 2.18(c)(ii) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii) Notwithstanding the date on which an Unreimbursed Amount is payable by the applicable Borrower pursuant to paragraph (c)(i) or (ii) of this Section, if an Unreimbursed Amount is not paid by such Borrower by 2:30 p.m., New York City time, on the applicable Honor Date, or financed with an ABR Borrowing pursuant to paragraph (c)(i) or (ii) of this Section, each Unreimbursed Amount shall bear interest from the applicable Honor Date to the date that such Unreimbursed Amount is paid by such Borrower at a rate per annum equal to the Default Rate.

(iv) Until a Bank funds its obligation pursuant to Section 2.18(c), interest in respect of such Bank’s Applicable Percentage of any Unreimbursed Amount shall be solely for the account of the applicable Fronting L/C Issuer or the Several L/C Agent (if the Several L/C Agent has funded on behalf of such Bank, as provided in Section 2.18(c)(vi)), as applicable.

(v) Each Bank’s (including, for avoidance of doubt, each Limited Fronting Bank’s and each Participating L/C Issuer’s) obligation to fund its obligations pursuant to Section 2.18(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, the Administrative Agent, the applicable Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.

(vi) If any Bank fails to make available to the Administrative Agent any amount required to be paid by such Bank pursuant to the foregoing provisions of Section 2.18(c) by the time specified in paragraph (c)(i) or 2.18(c)(ii) of this Section, as applicable, the applicable Fronting L/C Issuer or the Several L/C Agent (to the extent that the Several L/C Agent shall have funded such amount on behalf of such Bank, it being understood and agreed that neither the Several L/C Agent nor the Administrative Agent shall have any obligation or liability to fund any amount under any Several Letter of Credit other than in its capacity as a Bank), as applicable, shall, through the Administrative Agent, be entitled to recover from such Bank, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Administrative Agent at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the Administrative Agent with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(vii) The obligations of the Banks hereunder to honor drawings under, and/or (if applicable) to fund participations in, Letters of Credit are several and not joint. The failure of any Bank to fund any such drawing or participation on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and (except for Limited Fronting Banks with respect to Letters of Credit they have issued on behalf of Affected Banks or Non-NAIC Approved Banks) no Bank shall be responsible for the failure of any other Bank to honor a drawing or purchase its participation.

(d) Repayment of Fundings. (i) If, after any Bank has funded its obligation under Section 2.18(c) in respect of any drawing under any Letter of Credit, the Administrative Agent receives any payment (including any payment of interest) in respect of the related Unreimbursed Amount (whether directly from the ~~Borrower~~Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), then the Administrative Agent will distribute to such Bank its Applicable Percentage (or other applicable share as provided herein) thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s funding was outstanding) in the same funds as those received by the Administrative Agent. If any Bank has not funded its obligation as aforesaid, such Bank’s Applicable Percentage (or other applicable share as provided herein) of such payment shall be paid to the applicable Fronting L/C Issuer or the Several L/C Agent (if the Several L/C Agent shall have funded on behalf of such Bank, as provided in Section 2.18(c)(vi)), as applicable.

(ii) If any payment made by the Administrative Agent to the Banks pursuant to Section 2.18(d)(i) is required to be returned under any of the circumstances described in Section 9.15 (including pursuant to any settlement), each Bank shall pay to the Administrative Agent its Applicable Percentage (or other applicable share as provided herein) thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Bank, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the applicable Borrower to pay each Unreimbursed Amount shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of such Letter of Credit, any Letter of Credit Document, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that such Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Fronting L/C Issuer, the Several L/C Agent, any Bank, the Administrative Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by any Fronting L/C Issuer or the Banks under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit (the only obligation of such Fronting L/C Issuer or the Several L/C Agent being to confirm that any documents required to be delivered under the applicable Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit) or any payment made by any Fronting L/C Issuer or the Banks, as applicable, under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any Fronting L/C Issuer, the Several L/C Agent, any Bank, the Administrative Agent or any of their respective branches or Affiliates being the beneficiary of such Letter of Credit;

(vi) any Fronting L/C Issuer or any Bank honoring a drawing against any draft, demand, certificate or other document presented under such Letter of Credit up to the amount available under such Letter of Credit even if such draft, demand, certificate or other document claims an amount in excess of the amount available under such Letter of Credit;

(vii) any lien or security interest granted to, or in favor of, the Administrative Agent, any Fronting L/C Issuer, the Several L/C Agent or any Bank as security for any of such reimbursement obligations shall fail to be perfected;

(viii) the occurrence of any Default;

(ix) the existence of any proceedings of the type described in clause (g) or (h) of Section 6.01 with respect to such Borrower or any Subsidiary;

(x) whether such Letter of Credit is issued in support of any obligations of any Subsidiary or any Subsidiary is an applicant for, or purports in any way to have any liability for, such Letter of Credit; or

(xi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or any Subsidiary.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto requested by such Borrower that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s (or, if applicable, any Subsidiary’s) instructions or other irregularity, such Borrower will notify the applicable Fronting L/C Issuer (with respect to Fronted Letters of Credit) or the Several L/C Agent (with respect to Several Letters of Credit) within five Business Days of receipt of such Letter of Credit or amendment. The applicable Borrower and each Subsidiary party to any Letter of Credit Application shall be conclusively deemed to have waived any such claim against the applicable Fronting L/C Issuer, the Several L/C Agent or the Banks, as applicable, unless such notice is given as aforesaid.

(f) Role of Fronting L/C Issuer and Several L/C Agent. Each Bank and the Borrowers agree that, in paying any drawing under a Letter of Credit, neither the applicable Fronting L/C Issuer nor the Several L/C Agent, as applicable, shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither any Fronting L/C Issuer nor the Several L/C Agent, any Related Party thereof nor any of the respective correspondents, participants or assignees of such Fronting L/C Issuer or the Several L/C Agent, as applicable, shall be liable to any Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or the Required Banks, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Document. Each Borrower (and, if applicable, any Subsidiary that is an applicant in respect of a Letter of Credit) hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Fronting L/C Issuers, the Several L/C Agent, any Related Party thereof nor any of the respective correspondents, participants or assignees of the Fronting L/C Issuers or the Several L/C Agent shall be liable or responsible for any of the matters described in clauses (i) through (xi) of paragraph (e) of this Section; provided, however, that, notwithstanding anything in such clauses to the contrary, such Borrower (or, if applicable, any Subsidiary) may have a claim against any Fronting L/C Issuer or the Several L/C Agent, as applicable, and such Fronting L/C Issuer or the Several L/C Agent, as applicable, may be liable to such Borrower or such Subsidiary, to the extent, but only to the extent, of any direct, as opposed to indirect, special, incidental, consequential or punitive damages suffered by such Borrower or such Subsidiary which such Borrower or such Subsidiary proves were caused primarily by such Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, willful misconduct or gross negligence or such Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of the applicable Letter of Credit, unless such payment would be unlawful under any applicable law, regulation, ordinance, rule or any judgment or court order. In furtherance and not in limitation of the foregoing, any Fronting L/C Issuer or the Several L/C Agent, as applicable, may (in its sole discretion) accept documents and make payment upon such documents that appear on their face to be in substantial compliance with the terms of the applicable Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in substantial compliance with the terms of such Letter of Credit and the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, shall not be responsible or liable by reason of or in connection with the issuance or transfer of any Letter of Credit or for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Fronting L/C Issuer or the Several L/C Agent, as applicable, the Administrative Agent and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit, unless, for regulatory purposes, the rule of the UCP must apply.

(h) Conflict with Letter of Credit Documents. In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Document, the terms hereof shall control.

(i) Letters of Credit Issued for Subsidiaries. Notwithstanding anything herein or in any Letter of Credit Document to the contrary, PFI shall be solely and fully obligated to pay all amounts owing with respect to each Letter of Credit, including each Unreimbursed Amount and accrued interest thereon with respect to such Letter of Credit, whether or not such Letter of Credit is issued in support of any obligations of any Subsidiary or any Subsidiary is party as an applicant to the relevant Letter of Credit Application, all on the terms set forth herein. Each Borrower hereby acknowledges that the issuance of Letters of Credit at the request of any of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(j) Limited Fronting Banks. In the event that any Bank agrees (in its sole discretion) to act as a Limited Fronting Bank for any Affected Bank or Non-NAIC Approved Bank upon such terms and conditions as such parties may agree (including fees payable by such Affected Bank or Non-NAIC Approved Bank to such Limited Fronting Bank) (such agreement, a “Limited Fronting Bank Agreement”), the following provisions shall apply (in addition to any other provisions hereof relating to Limited Fronting Banks):

(i) upon the issuance of any Several Letter of Credit pursuant hereto, with respect to any Affected Bank or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer under such Several Letter of Credit, each applicable Limited Fronting Bank, in reliance upon the agreements of such Affected Bank or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer set forth in this Section, agrees (A) to issue through the applicable Several L/C Agent, in addition to its own obligations as a Bank under such Several Letter of Credit, severally such Several Letter of Credit in an amount equal to such Affected Bank’s or Non-NAIC Approved Bank’s, as applicable, Applicable Percentage of the stated amount of such Several Letter of Credit (or the portion thereof for which such Limited Fronting Bank has agreed to be a Limited Fronting Bank), and (B) to amend or extend each Several Letter of Credit previously issued by it as a Limited Fronting Bank for such Participating L/C Issuer; and

(ii) with respect to any Several Letter of Credit issued by a Limited Fronting Bank pursuant to clause (i) above for a Participating L/C Issuer, such Participating L/C Issuer agrees to purchase participations (as provided in Section 2.18(k)) in the obligations of such Limited Fronting Bank under such Several Letter of Credit attributable to such Participating L/C Issuer for which such Limited Fronting Bank has agreed to act as a Limited Fronting Bank hereunder.

Each Bank that agrees to act as a Limited Fronting Bank for any other Bank shall promptly notify the Administrative Agent (which shall promptly notify the Several L/C Agent and the ~~Borrower~~Borrowers) of such agreement and of any termination or expiration of such agreement.

In the event that, pursuant to this paragraph (j), any Bank agrees to act as a Limited Fronting Bank for any other Bank that becomes an Affected Bank or a Non-NAIC Approved Bank, such Bank shall receive such compensation therefor as such Affected Bank or Non-NAIC Approved Bank and such Bank may agree. Notwithstanding anything herein to the contrary, no Bank shall have any obligation to agree to act hereunder as a Limited Fronting Bank for any other Bank.

(k) Participations. In the event (i) any Participating L/C Issuer purchases a participation in the Letter(s) of Credit of its Limited Fronting Bank pursuant to Section 2.18(j) or (ii) any Bank acquires or is deemed to acquire a participation in the Letters of Credit of the other Bank pursuant to Section 2.18(b)(iv), then, without any further action on the part of any party, (A) in the case of clause (i) above, such Limited Fronting Bank grants to such Participating L/C Issuer, and such Participating L/C Issuer hereby acquires from such Limited Fronting Bank, a participation in such Limited Fronting Bank’s Applicable Percentage of the relevant Letters of Credit attributable to such Participating L/C Issuer for which such Limited Fronting Bank has agreed to act as a Limited Fronting Bank hereunder and (B) in the case of clause (ii) above, each such other Bank grants to such Bank, and such Bank hereby acquires from such other Bank, a participation in that portion of each such other Bank’s Applicable Percentage of the relevant Letters of Credit to give effect to the purposes of the last sentence of Section 2.18(b)(iv). Each Bank (including each Participating L/C Issuer) purchasing a participation hereunder acknowledges and agrees that its obligation to acquire participations in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, such Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Limited Fronting Bank or such other Bank, as applicable, an amount equal to the amount of each payment made by such Limited Fronting Bank or other Bank, as applicable, in respect of the portion of such Letter of Credit in which such Bank holds a participation, promptly upon the request of such Limited Fronting Bank or any such other Bank, as applicable, at any time from the time such payment is made until such payment is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be refunded to the ~~Borrower~~Borrowers for any reason, including after the Termination Date. Such payment by such Bank shall be made for account of the applicable Limited Fronting Bank or such other Banks, as applicable, without any offset, abatement, withholding or reduction whatsoever. To the extent that any Bank has made payments pursuant to this paragraph to reimburse a Limited Fronting Bank or any other Banks in respect of any participation interests purchased hereunder in respect of any Letter of Credit, promptly following receipt by the Administrative Agent of any payment from the ~~Borrower~~Borrowers pursuant to Section (c)(i) in respect of such Letter of Credit, the Administrative Agent shall distribute such payment to such Limited Fronting Bank and such Bank, or to the other Banks and such Bank, as applicable, in each case as their interests may appear. Any payment made by a Bank in respect of its participation pursuant to this paragraph to reimburse the applicable Limited Fronting Bank or any other Bank for any payment made in any respect of any drawing under a Letter of Credit shall not relieve such Borrower of its obligation to reimburse the amount of such drawing.

Section 2.19 Non-NAIC Approved Banks. If, at any time from and after the Effective Date, any Bank is not or ceases to be a NAIC Approved Bank, such Bank shall promptly notify the Borrowers and the Administrative Agent thereof. Each Bank agrees to use commercially reasonable efforts, at all times from and after the Effective Date, (a) to be a NAIC Approved Bank and (b) if such Bank ceases to be a NAIC Approved Bank at any time, either (i) to maintain in effect a Confirming Bank Agreement with a Confirming Bank (which Confirming Bank (if not a Bank), prior to entering in such Confirming Bank Agreement, shall be subject to the prior written consent of the ~~Borrower~~Borrowers and the Administrative Agent (such consent, in each case, not to be unreasonably withheld)) upon such terms and conditions as such Bank and such Confirming Bank may agree or (ii) as provided in Section 2.18(j), to agree with another Bank which is a NAIC Approved Bank that such Bank (if it shall so agree in its sole discretion) shall act as the Limited Fronting Bank for such Bank, in each case with respect to any Several Letters of Credit which are outstanding at the time such Bank becomes a Non-NAIC Approved Bank and/or are issued during the period that such Bank is a Non-NAIC Approved Bank. In the event that any Person (including any other Bank) agrees to act as a Confirming Bank for any Bank which is a Non-NAIC Approved Bank, such other Bank shall receive such compensation therefor as such Non-NAIC Approved Bank and such Person may agree. If any Bank shall enter into a Confirming Bank Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Borrowers and the Administrative Agent and, thereafter, promptly notify the Borrowers and the Administrative Agent of the termination or expiration of such Confirming Bank Agreement. Notwithstanding anything herein to the contrary, no Bank shall have any obligation to agree to act hereunder as a Confirming Bank for any other Bank.

ARTICLE 3

CONDITIONS

Section 3.01 Effectiveness. The amendment and restatement of the Existing Credit Agreement provided for hereby and the obligations of the Banks to make Loans and of the Banks and the Fronting L/C Issuers to make L/C Credit Extensions hereunder shall become effective on the date on which each of the following conditions shall be satisfied to the reasonable satisfaction of the Administrative Agent (or waived in accordance with Section 9.05):

(a) receipt by the Administrative Agent (or its counsel) from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.08, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page);

(b) receipt by the Administrative Agent of such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, the Loan Documents, the PICA Support Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent;

(c) receipt by the Administrative Agent of an opinion of internal counsel for the Obligors reasonably satisfactory to the Administrative Agent, substantially in the form of Exhibit C hereto;

(d) each of the matters set forth in paragraphs (c) and (d) of Section 3.02 (but without regard to the first parenthetical clause set forth in Section 3.02(d)) shall be satisfied as of the Effective Date, and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Senior Financial Officer of PFI, confirming compliance with such matters;

(e) receipt by the Administrative Agent of satisfactory evidence that (i) all amounts payable under the Existing Credit Agreement to the banks party to the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full, (iii) all commitments of banks under the Existing Credit Agreement that are not a Bank hereunder shall have been terminated, and each such bank shall have confirmed in writing such termination (it being agreed by the parties hereto that (x) such commitments of such banks shall terminate, and no such bank shall be a party hereto, as of the Effective Date and (y) each bank under the Existing Credit Agreement that is a Bank hereunder shall have a Commitment hereunder as of the Effective Date in an amount equal to the amount specified on Schedule 1.01); and (iii) all letters of credit outstanding under the Existing Credit Agreement shall have been either continued and deemed issued under this Agreement as provided in Section 2.18(a) or otherwise canceled; provided that, by its execution hereof, each Bank that is a bank party to the Existing Credit Agreement hereby waives the provisions of the Existing Credit Agreement requiring prior notice by Borrower with respect to the prepayment of loans and/or the termination of the commitments thereunder as of the Effective Date.

(f) payment by PFI of all such fees and expenses as it shall have agreed in writing to pay to the Agents, the Banks and/or the Joint Lead Arrangers in connection herewith, including the reasonable fees and expenses of Latham & Watkins LLP, special New York counsel to JPMorgan, that are due and payable on or prior to the Effective Date (and, with respect to such expenses, for which invoices have been presented to PFI at least two Business Days prior to the Effective Date);

(g) receipt by the Administrative Agent of a copy of the PICA Support Agreement, certified by a Senior Financial Officer of PICA as of such date to be a true and complete copy thereof and to be in full force and effect and not having been amended or the subject of any waiver; and

(h) (i) the Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrowers at least ten (10) days prior to the Effective Date and (ii) to the extent either Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Bank that has requested, in a written notice to such Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Bank of its signature page to this Agreement, the condition set forth in this clause (h) shall be deemed to be satisfied).

The Administrative Agent shall promptly notify PFI and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02 Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing and of any Bank or any Fronting L/C Issuer to make any L/C Credit Extension (other than the automatic renewal of any Auto-Extension Letter of Credit), is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or a notice as required by Section 2.18(b), as applicable;

(b) the fact that, immediately after such Borrowing or such L/C Credit Extension, as applicable, the total Revolving Credit Exposures will not exceed the aggregate amount of the Commitments;

(c) the fact that, immediately before and after giving effect to such Borrowing or such L/C Credit Extension, as applicable, no Default shall have occurred and be continuing;

(d) the fact that the representations and warranties of each Obligor contained in this Agreement (other than, with respect to any Borrowing or L/C Credit Extension made after the Effective Date, the representations set forth in Sections 4.04(e) and 4.05) and the other Loan Documents shall be true on and as of the date of such Borrowing or such L/C Credit Extension, as applicable, as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(e) in the case of any such Borrowing or L/C Credit Extension request by PFLLC, the fact that (i) the PICA Support Agreement shall not have been terminated pursuant to paragraph 5 thereof or otherwise and (ii) a notice of termination pursuant to paragraph 5 of the PICA Support Agreement shall not have been given by either party thereto, unless, in either case, PICA shall have, prior thereto, executed and delivered a PICA Assumption Agreement or a PICA Guarantee Agreement.

Each Borrowing and each L/C Credit Extension (other than the automatic renewal of any Auto-Extension Letter of Credit), as applicable, hereunder shall be deemed to be a representation and warranty by the Obligors on the date thereof as to the matters specified in clauses (b), (c), (d) and, if applicable, (e) of this Section.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Obligors jointly and severally represent and warrant that:

Section 4.01 Existence and Power. Each Obligor and each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (other than such governmental licenses, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Material Adverse Effect).

Section 4.02 Authorization; No Contravention. The Transactions are within the Obligors’ powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation or the by-laws of the Obligors or of any material agreement, judgment, injunction, order, decree or other instrument binding upon any Obligor or result in the creation or imposition of any Lien on any material asset of PFI or any Material Subsidiary.

Section 4.03 Binding Effect. Each of this Agreement and (unless PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16) the PICA Support Agreement or, if PICA shall have executed and delivered the PICA Assumption Agreement or the PICA Guarantee Agreement, the PICA Assumption Agreement or the PICA Guarantee Agreement, as applicable, constitutes a valid and binding agreement of each Obligor which is a party thereto and the Notes of each Borrower, when executed and delivered in accordance with this Agreement at the request of a Bank, will constitute valid and binding obligations of such Borrower.

Section 4.04 Financial Information. (a) The audited consolidated statements of financial position of PFI as of December 31, 2019 and December 31, 2020 and the related consolidated statements of operations, equity and cash flows for the fiscal years then ended, reported on by PricewaterhouseCoopers LLC (as contained in PFI’s annual reports for the years ended December 31, 2019 and December 31, 2020, respectively), copies of which have been furnished to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of PFI as of such dates and its consolidated results of operations, equity and cash flows for such fiscal years.

(b) The audited consolidated statements of financial position of PICA as of December 31, 2019 and December 31, 2020 and the related consolidated statements of operations, equity and cash flows for the fiscal years then ended, reported on by PricewaterhouseCoopers LLC, copies of which have been furnished to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of PICA as of such dates and its consolidated results of operations, equity and cash flows for such fiscal years.

(c) Each of the Annual Statements of PICA as of December 31, 2019 and December 31, 2020, as filed with the New Jersey Department of Banking and Insurance, together with the related exhibits, schedules and explanations therein contained or thereto annexed, is a full and true statement of all assets and liabilities and of the condition and affairs of PICA as of such date and of its income and deductions therefrom for the year then ended (within the meaning of applicable regulations and practices of the New Jersey Department of Banking and Insurance).

(d) The audited statements of financial position of PFLLC as of December 31, 2019 and December 31, 2020 and the related statements of earnings and retained earnings and cash flows for the fiscal years then ended, reported on by PricewaterhouseCoopers LLC, copies of which have been furnished to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the financial position of PFLLC as of such dates and its results of operations, equity and cash flows for such fiscal years.

(e) Since December 31, 2020 there has been no material adverse condition or material adverse change in or affecting the business, operations, property or financial condition of PFI and its Subsidiaries, taken as a whole.

Section 4.05 Litigation. Except as disclosed in PFI’s consolidated financial statements for the year ended December 31, 2020, there is no action, suit or proceeding pending against, or to the knowledge of any Obligor threatened against or affecting, any Obligor or any Subsidiary before any court or arbitrator or any Governmental Authority which, after consideration of applicable reserves, is reasonably likely to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of this Agreement, any other Loan Document or the PICA Support Agreement.

Section 4.06 Compliance with ERISA. (a) Each member of the ERISA Group has (i) fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and (ii) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan and (b) no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.07 Compliance with Laws. Each Obligor and each Material Subsidiary is in compliance with all applicable laws, including all Environmental Laws, applicable Anti-Corruption Laws and applicable Sanctions, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

Section 4.08 Taxes. Each Obligor and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by such Obligor or any Subsidiary, unless such taxes are being contested in good faith. The charges, accruals and reserves on the books of such Obligor and its Subsidiaries in respect of taxes are, in the opinion of such Obligor, adequate.

Section 4.09 Not an Investment Company. Neither PFI nor PICA is an investment company within the meaning of the Investment Company Act of 1940, as amended. PFLLC has been exempted from all provisions of the Investment Company Act of 1940, as amended, including, without limitation, those relating to the offering and sale of securities by PFLLC, pursuant to Rule 3a-5 promulgated under the Investment Company Act of 1940, as amended.

Section 4.10 Full Disclosure. All information heretofore furnished by any Obligor to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Obligor to the Administrative Agent or any Bank will be, true and accurate in all material respects, and such information does not, and in the case of any such information hereafter furnished will not, omit to state a material fact necessary in order to make such information not misleading, in each case on the date as of which such information is stated or certified.

Section 4.11 Use of Credit. No part of the proceeds of any extension of credit hereunder will be used in violation of Regulation T, U or X of the Federal Reserve Board, as in effect from time to time.

Section 4.12 Anti-Corruption Laws and Sanctions. Each Obligor has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions. None of (a) the Obligors, any Subsidiary or to the knowledge of the Obligor or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of any Obligor, any agent of any Obligor or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. As of the Effective Date, none of the Obligors, any Subsidiary or, to the knowledge of each Obligor, their respective directors, officers or employees has received a notice during the five year period preceding the Effective Date of, or is aware of, any claim, action, suit, proceeding or investigation against such Person with respect to Sanctions by a Sanctions authority.

Section 4.13 Support Agreement. (a) The obligations of PFLLC in respect of the Loans to PFLLC constitute “Debt” as defined in the PICA Support Agreement.

(b) No Obligor is subject to any provision of applicable law or regulation (other than Section 6 of Chapter 20 of Title 17B of the New Jersey Statutes Annotated, N.J.S.A. § 17B:20-6) or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor which could require such Obligor to terminate the PICA Support Agreement or any of its obligations thereunder. To the knowledge of each Obligor, no law or regulation has been proposed for legislation or enactment that would require the termination of the PICA Support Agreement or any of its obligations thereunder.

Section 4.14 Affected Financial Institutions. No Obligor is an Affected Financial Institution.

ARTICLE 5

COVENANTS

The Obligors jointly and severally agree that, until the Commitments and all Letters of Credit have expired or been terminated (with respect to Letters of Credit, with no pending draw thereunder) and the principal of and interest on each Loan and Unreimbursed Amount and all fees payable hereunder have been paid in full:

Section 5.01 Information. PFI will furnish to the Administrative Agent on behalf of each of the Banks (and upon receipt thereof the Administrative Agent will promptly make available to each of the Banks):

(a) as soon as available and in any event within 90 days after the end of each fiscal year of PFI, the audited consolidated statement of financial position of PFI as of the end of such fiscal year and the related audited consolidated statements of operations, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLC or other independent public accountants of nationally recognized standing without qualification as to the scope of the audit performed or any material weakness noted in PFI’s system of internal controls;

(b) as soon as available and in any event

(i) within 120 days after the end of each fiscal year of PICA, the Annual Statement of PICA as of the end of such fiscal year, as filed with (and in the form required under applicable law and regulations of) the Insurance Department of the State of New Jersey, accompanied by or including the opinion or statement of the PICA Actuary required to be filed with such Annual Statement; and

(ii) if produced for reasons outside of this Agreement, within 120 days after the end of each fiscal year of PICA, the audited consolidated statement of financial position of PICA as of the end of such fiscal year and the related audited consolidated statements of operations, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLC or other independent public accountants of nationally recognized standing without qualification as to the scope of the audit performed or any material weakness noted in PICA’s system of internal controls;

(c) unless PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16, as soon as available and in any event within 120 days after the end of each fiscal year of PFLLC, the audited statement of financial position of PFLLC as of the end of such fiscal year and the related audited statements of earnings and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLC or other independent public accountants of nationally recognized standing without qualification as to the scope of the audit performed or any material weakness noted in PFLLC’s system of internal controls;

(d) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of PFI, the unaudited consolidated statement of financial position of PFI as of the end of such quarter and the related unaudited consolidated statements of operations, equity and cash flows for the portion of PFI’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of PFI’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with GAAP and consistency by a Senior Financial Officer of PFI;

(e) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of PICA, the Quarterly Statement of PICA as of the end of such quarter, as filed with (and in the form required under applicable law and regulations of) the Insurance Department of the State of New Jersey, accompanied by or including the opinion or statement of the PICA Actuary if required to be filed with such Quarterly Statement;

(f) unless PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16, as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of PFLLC, the unaudited statement of financial position of PFLLC as of the end of such quarter and the related unaudited statements of earnings for the portion of PFLLC’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of PFLLC’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency by a Senior Financial Officer of PFLLC;

(g) simultaneously with the furnishing of each statement referred to in Sections 5.01(a) and 5.01(d), a certificate of a Senior Financial Officer of PFI (i) setting forth in reasonable detail the calculations required to establish whether PFI was in compliance with the requirements of Section 5.09 on the date of such statement and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Obligors are taking or propose to take with respect thereto;

(h) within five days after any Senior Financial Officer of any Obligor obtains knowledge of any Default, if such Default is then continuing, a certificate of a Senior Financial Officer of PFI setting forth the details thereof and the action which the Obligors are taking or propose to take with respect thereto;

(i) as promptly as practicable upon the mailing thereof to the shareholders of PFI generally, copies of all financial statements, reports and proxy statements so mailed;

(j) promptly upon, and in any event no later than five days after, the filing thereof, (i) in addition to the Annual Statement and Quarterly Statement referred to in Sections 5.01(b)(i) and 5.01(e), copies of all other financial statements of PICA required to be filed with the Insurance Department of the State of New Jersey and (ii) copies of reports, if any, on Forms 10-K, 10-Q and 8-K (or their equivalents) and any registration statements with respect to debt securities or preferred or common stock which PFI shall have filed with the Securities and Exchange Commission;

(k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice (or, in the case of any member of the ERISA Group other than the Obligors, in any event within 10 days after such member of the ERISA Group receives notice) of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Senior Financial Officer of PFI setting forth details as to such occurrence and action, if any, which PICA or applicable member of the ERISA Group is required or proposes to take;

(l) with respect to each calendar year (commencing with the calendar year ending December 31, 2021), as soon as available and in any event by the earlier of (i) the date that is 45 days after the date on which PFI publishes all applicable KPI Metric Reports in respect of such calendar year and (ii) the date that is 270 days following the end of such calendar year, a Pricing Certificate for the most recently-ended calendar year; provided, that, for any calendar year PFI may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 45-day period or 270-day period (as applicable) shall result in the Sustainability Commitment Fee Adjustment, the Sustainability Margin Adjustment and the Sustainability LC Fee Rate Adjustment being applied as set forth in the Sustainability Schedule in respect of situations where the Pricing Certificate is not so delivered by the end of such period); and

(m) from time to time (x) such additional information regarding the financial position, results of operations or business of PFI or any of its Material Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request, provided that neither PFI nor any of its Material Subsidiaries shall be required to disclose any (1) trade secrets of PFI or any of its Material Subsidiaries, (2) information subject to attorney-client privilege to the extent disclosure thereof would impair such privilege or (3) information subject to confidentiality obligations to third parties the disclosure of which would cause PFI or any of its Material Subsidiaries to be in breach of such obligations, (y) information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation and (z) such other information regarding sustainability matters and practices of PFI or any Subsidiary (including with respect to corporate governance, environmental, social and employee matters, respect for human rights, anti-corruption and anti-bribery) as the Administrative Agent or any Bank may reasonably request for purposes of compliance with any legal or regulatory requirement applicable to it.

Documents required to be delivered pursuant to Section 5.01(a)-(d), (f), (i) and (j) (to the extent any such documents are included in materials otherwise filed with the Securities Exchange Commission) may be delivered electronically by posting on an Internet website, and, if so delivered, shall be deemed to have been furnished by PFI to the Administrative Agent (and by the Administrative Agent to the Banks) on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or (ii) on which such documents are posted on PFI’s behalf on an Internet or intranet website, if any, to which each Bank and the Administrative Agent have access without charge (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that PFI shall deliver paper copies of such documents to the Administrative Agent or any Bank upon its request to PFI. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by PFI with any such request by a Bank for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02 Maintenance of Property; Insurance; Books and Records; Inspection Rights. (a) Each Obligor will, and PFI will cause each of its Material Subsidiaries to, keep all property material to their respective businesses in good working order and condition, ordinary wear and tear excepted.

(b) Each Obligor will, and PFI will cause each of its Material Subsidiaries to, maintain (in the name of such Obligor or in such Material Subsidiary’s own name, as applicable) with financially sound and responsible insurance companies, insurance on all their respective properties against such risks, in each case in at least such amounts (and with such risk retentions) as are materially consistent with PFI’s past practices; provided that, in lieu of purchasing any such insurance, any Obligor or any Material Subsidiary may self-insure their respective properties against such risks in a manner and to the extent materially consistent with PFI’s past practices.

(c) Each Obligor will, and will cause each of its Subsidiaries to, keep in all material respects proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

(d) Each Obligor will, and PFI will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.03 Conduct of Business and Maintenance of Existence. Each of PFI, through its Subsidiaries and Affiliates, PICA and, so long as PFLLC remains a Borrower, PFLLC will continue to engage in business of the same general type as conducted by it on the date hereof, and PFI through its

Subsidiaries and Affiliates will engage in the business of a financial services holding company and other activities reasonably related thereto. Each Obligor will preserve, renew and keep in full force and effect its existence and its rights, privileges and franchises which are material to the conduct of such business; provided that nothing in this Section shall prohibit (a) any consolidation or merger of any Obligor permitted under Section 5.07(a) or (b) any sale, lease or transfer of assets by any Obligor permitted under Section 5.07(b).

Section 5.04 Compliance with Laws. Each Obligor will, and PFI will cause each of its Material Subsidiaries to, comply with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including Environmental Laws and the rules, regulations and requirements thereunder), except where any failure to comply with any such laws, ordinances, rules, regulations and requirements would not, alone or in the aggregate, have a Material Adverse Effect. Each Obligor will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 5.05 Compliance with ERISA. Each Obligor will, and PFI will cause each member of the ERISA Group to, fulfill its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan, and each Obligor will, and PFI will cause each member of the ERISA Group to, comply with all applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except where any such failure or non-compliance, alone or in the aggregate, would not have a Material Adverse Effect.

Section 5.06 Negative Pledge. No Obligor will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (other than assets held in separate accounts of PICA), except:

(a) Permitted Encumbrances;

(b) any Lien on any asset (and/or the Equity Interests issued by any special purpose vehicle formed for the purpose of owning such asset) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset or Equity Interest, as applicable, concurrently with or within 360 days after the acquisition thereof;

(c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into any Obligor and not created in contemplation of such event;

(d) any Lien existing on any asset prior to the acquisition thereof by any Obligor and not created in contemplation of such acquisition;

(e) Liens securing Debt (other than Debt described in any other clause of this Section) in an aggregate outstanding principal amount, for the Obligors together, not exceeding $4,000,000,000 at any time;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

(g) Liens on assets pledged to secure Permitted Collateralized Obligations;

(h) Liens on real property (other than any such real property used in the operations of PFI or any Subsidiary) securing Debt in respect of which (i) the recourse of the holder of such Debt (whether direct or indirect and whether contingent or otherwise) is effectively limited to such real property directly securing such Debt and (ii) such holder may not collect by levy of execution against assets of any Obligor (other than such real property directly securing such Debt) if such Obligor fails to pay such Debt when due and such holder obtains a judgment with respect thereto;

(i) Liens securing obligations of any Obligor (i) to return collateral consisting of cash or securities arising out of or in connection with the loan of the same or substantially similar securities or (ii) to purchase securities arising out of or in connection with the sale of the same or substantially similar securities, in each case in the ordinary course of the business of such Obligor, consistent with past practice;

(j) Liens arising in the ordinary course of its business of any Obligor that (i) do not secure Debt, (ii) do not secure obligations in an aggregate amount, for all of the Obligors together, exceeding $3,000,000,000 at any time and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(k) Liens on cash, cash equivalents and readily marketable securities securing Derivatives Obligations;

(l) Liens securing obligations of any Affiliate of any Obligor in connection with its business as a futures commission merchant, commodity dealer, forward contract merchant or broker-dealer and: (i) on commodities, excluded commodities and exempt commodities, as such terms are defined in the Commodity Exchange Act, 7 U.S.C. § 1 et seq. (2006) and the rules promulgated thereunder (“CEA”); (ii) on currency, securities, property or other assets arising from a banking, depository, safekeeping or warehouse arrangement with respect to segregated funds, secured amounts or non-segregated assets as such terms are used in the CEA; or (iii) on assets placed with, held by or pledged to domestic or foreign exchanges, clearing-houses, futures commission merchants or broker-dealers, in each case in the ordinary course of the business of such Affiliate and consistent with such Affiliate’s past practice;

(m) Liens in favor of a Federal Home Loan Bank to secure borrowings made by any Obligor from such Federal Home Loan Bank pursuant to a membership in such Federal Home Loan Bank in the ordinary course of business and on ordinary business terms;

(n) Liens on assets acquired pursuant to, and that secure obligations of any Obligor incurred in connection with, one or more structured transactions entered into by any Obligor and/or any Subsidiary for the purpose of financing life insurance reserves required under “Regulation XXX” or “Guideline AXXX” applicable to U.S. life insurers generally or other similar life insurance reserve requirements; and

(o) Liens arising out of deposits of assets with reinsurance trusts, ceding companies, custodial accounts, lockbox accounts, or any other arrangement securing obligations of any Obligor or any other Subsidiary to The Hartford Financial Services Group, Inc. or its affiliates (collectively, “The Hartford”) in connection with the acquisition of The Hartford’s individual life insurance business as announced by PFI in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2012.

Section 5.07 Consolidations, Mergers and Sales of Assets. No Obligor will (a) consolidate or merge with or into any other Person, except that:

(i) PFLLC may consolidate or merge with or into (A) PICA if PICA is the surviving corporation or (B) another Subsidiary if (1) PFLLC is the surviving corporation or (2) (x) prior thereto, PICA shall have executed and delivered a PICA Assumption Agreement or (y) the Subsidiary that is the surviving corporation shall assume all of the obligations of PFLLC hereunder and either (I) PICA agrees in writing that such Subsidiary shall have all of the benefits of the PICA Support Agreement or (II) PICA executes a PICA Guarantee Agreement modified in such manner as shall be satisfactory to the Required Banks to reflect the fact that such Subsidiary shall thereafter be a Borrower hereunder; provided that after giving effect thereto, no Default shall have occurred and be continuing;

(ii) PFI may consolidate or merge with or into any other Person so long as PFI shall be the surviving corporation and, after giving effect thereto, no Default shall have occurred and be continuing; and

(iii) if PFI consolidates or merges with or into any other Person and PFI is not the surviving corporation, PFI may nonetheless consolidate or merge with or into another Person if immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, the then outstanding voting Equity Interests of PFI “beneficially own” (as so determined), directly or indirectly, more than 50% of the total voting power of the then outstanding Equity Interests of the surviving Person; provided that after giving effect thereto, no Default shall have occurred and be continuing and the surviving corporation (which shall be organized or existing under the laws of the United States, any state thereof or the District of Columbia) shall expressly assume all of the obligations of PFI hereunder; or

(b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person, except that:

(i) PFLLC may sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to PICA; provided that, after giving effect thereto, no Default shall have occurred and be continuing;

(ii) PICA may sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to PFI; provided that after giving effect to such transfer, no Default shall have occurred and be continuing;

(iii) PICA may sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person so long as (A) at least 90 days prior thereto, PFI shall have notified the Administrative Agent of such proposed sale, lease or other transfer, (B) either (x) prior to any such sale, lease or transfer, all of the Banks shall have notified the Administrative Agent (whereupon the Administrative Agent shall promptly thereafter notify PFI) in accordance with Section 2.09(c) that they expressly elect not to terminate the Commitments and PFI (or such Person as shall be approved by all of the Banks) shall have assumed in writing all of the obligations of PICA hereunder and under the other Loan Documents and, if applicable, the PICA Support Agreement on terms satisfactory to the Banks or (y) in all other cases, the Commitments shall have been terminated pursuant to Section 2.09(b) and the Obligors shall have paid in full all amounts payable hereunder and (C) after giving effect thereto, no Default shall have occurred and be continuing; and

(iv) PFI may sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person if immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, the then outstanding voting Equity

Interests of PFI “beneficially own” (as so determined), directly or indirectly, more than 50% of the total voting power of the then outstanding Equity Interests of the surviving or transferee Person; provided that after giving effect thereto, no Default shall have occurred and be continuing and such Person (which shall be organized or existing under the laws of the United States, any state thereof or the District of Columbia) shall have expressly assumed in writing all of the obligations of PFI hereunder on terms satisfactory to the Banks.

Section 5.08 Use of Proceeds. (a) The proceeds of the Loans made under this Agreement will be used for general corporate purposes of each respective Borrower and its Subsidiaries and the Letters of Credit will be used to support the operations of each respective Borrower and its Subsidiaries, in each case not in contravention of any applicable law, rule or regulation or any Loan Document or the PICA Support Agreement.

(b) None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock, in violation of the Exchange Act or the applicable margin regulations of the Federal Reserve Board, in each case as in effect from time to time, and following the application by the applicable Borrower of such proceeds, the value of all Margin Stock owned by such Borrower will not exceed 25% of the assets of such Borrower.

(c) No Borrower will request any Borrowing or Letter of Credit, and no Obligor shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or (C) in any manner that would result in the violation of any Sanctions or Anti-Corruption Laws applicable to any party hereto or cause such party to become a Sanctioned Person.

Section 5.09 Financial Covenant. PFI will not permit Consolidated Net Worth, calculated as of the last day of each fiscal quarter of PFI, to be less than $23,500,000,000.

Section 5.10 PICA Support Agreement; PICA Assumption Agreement; Guarantee Agreement.

(a) No term or provision of the PICA Support Agreement shall be amended, modified, waived or supplemented (whether or not any such amendment or modification would otherwise be permitted to occur pursuant to the PICA Support Agreement), and the PICA Support Agreement shall not be novated or, with respect to the obligations of PICA under paragraph 2 of the PICA Support Agreement, terminated, without the prior consent of the Required Banks unless, prior thereto, PICA shall have executed and delivered a PICA Assumption Agreement or a PICA Guarantee Agreement or PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16.

(b) Notwithstanding the provisions of the PICA Support Agreement (including, without limitation, paragraph 6 thereof), PICA and PFLLC hereby expressly agree with each other, the Administrative Agent and the Banks that (i) the benefits of the PICA Support Agreement shall extend to the Banks and the Administrative Agent with respect to all obligations of PFLLC hereunder, in either case whether now existing or hereafter arising and (ii) so long as any Bank has any Commitment hereunder or is owed any amount by PFLLC under the Loan Documents, PICA will not terminate, or permit any termination of, the PICA Support Agreement, whether pursuant to paragraph 5 thereof or otherwise, unless, prior thereto, (x) PICA shall have executed and delivered to the Banks a written instrument satisfactory to the Required Banks confirming that PICA’s obligations under paragraph 2 of the PICA Support Agreement shall continue in full force and effect after such termination so long as any obligation of PFLLC in respect of Loans to PFLLC remains outstanding and waiving any failure or delay on the part of PFLLC in asserting or enforcing any of its rights or in making any claims or demands in respect of such obligations, (y) PICA shall have executed and delivered a PICA Assumption Agreement or a PICA Guarantee Agreement (and, in connection therewith, deliver to the Administrative Agent such other documentation requested by the Administrative Agent consistent with the documentation delivered under clauses (b) and (c) of Section 3.01, to the reasonable satisfaction of the Administrative Agent) or (z) PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16.

(c) If PICA shall have executed and delivered a PICA Assumption Agreement or a Guarantee Agreement, no term or provision of such PICA Assumption Agreement or PICA Guarantee Agreement, as the case may be, shall be amended, modified, waived or supplemented, and such PICA Assumption Agreement or PICA Guarantee Agreement, as the case may be, shall not be terminated, novated or otherwise changed, without the prior consent of the Required Banks.

ARTICLE 6

DEFAULTS

Section 6.01 Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) any Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Business Days of the due date thereof any interest, fees or any other amount payable hereunder;

(b) any Obligor shall fail to observe or perform any covenant contained in Section 5.03 (with respect to any Obligor’s existence only), 5.06, 5.07, 5.08(c) or 5.09;

(c) any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by Section 6.01(a) or 6.01(b)) for 30 days after written notice thereof has been given to PFI by the Administrative Agent at the request of any Bank;

(d) any representation, warranty, certification or statement made by any Obligor in this Agreement or any other Loan Document or in any certificate, financial statement or other document or instrument furnished or delivered pursuant hereto shall prove to have been incorrect in a material respect as of the date when made (or deemed made);

(e) PFI or any Material Subsidiary shall fail to make any payment in respect of any (I) Material Debt when due and such failure shall continue (a) after giving effect to any applicable grace period or (b) two days (or five days in the case of payments owing to PFI or any Subsidiary) after PFI or such Material Subsidiary is given notice of such failure, if such payment requirement does not have a grace period, (II) Material Derivative Obligation and such failure shall continue after giving effect to any applicable grace period, provided that if an Early Termination has not occurred PFI or such Material Subsidiary shall have two days to make such payment after it is given notice of such failure if such payment does not have a grace period, but in any event excluding (unless an Early Termination has occurred) the failure to pay any amount (1) the payment of which is being disputed by PFI or such Material Subsidiary in good faith in accordance with (x) the dispute resolution procedures provided for in connection with such Material Derivative Obligation in the respective Master Agreement and (y) PFI’s internal policies and procedures, (2) resulting from a “Force Majeure Event” as defined in the transaction documentation for such Material Derivative Obligation or (3) in respect of Material Derivative Obligations owing to PFI or any Subsidiary and (III) Separate Account Recourse Obligation existing on November 10, 2010 (including any subsequent amendments to such Separate Account Recourse Obligation that do not increase the principal amount thereof), such failure shall continue unremedied for 15 or more Business Days;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt and, in the case of any Separate Account Recourse Obligation existing on the Effective Date (including any subsequent amendments to such Separate Account Recourse Obligation that do not increase the principal amount thereof), such acceleration shall continue unremedied for 15 or more Business Days;

(g) PFI or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, rehabilitation, conservatorship, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against PFI or any Material Subsidiary seeking liquidation, rehabilitation, conservatorship, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, conservator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against PFI or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $450,000,000 which it shall have become liable to pay under Title IV of ERISA with respect to a Plan; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $450,000,000;

(j) a judgment or order for the payment of money in excess of $450,000,000 (excluding amounts covered by insurance) shall be rendered against PFI or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed nor be the subject of any appeal for a period of 30 days;

(k) (i) subject to Section 5.07(ii), any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding PFI, any Subsidiary, any employee benefit plan or employee stock plan of PFI or any Subsidiary or any Person organized, appointed, established or holding capital stock of PFI or any Subsidiary pursuant to such a plan, or any Person organized by or on behalf of PFI to effect a reorganization or recapitalization of PFI that does not contemplate a change in the ultimate beneficial ownership of 30% or more of the voting power of the then outstanding Equity Interests of PFI), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of the then outstanding Equity Interests of PFI or (ii) PICA shall cease to be a direct or indirect majority owned Subsidiary of PFI;

(l) whether or not the PICA Support Agreement shall have been terminated pursuant to paragraph 5 thereof, the obligations of PICA under paragraph 2 of the PICA Support Agreement shall cease for any reason to be in full force and effect or either party thereto shall so assert in writing or any governmental body, agency or official with jurisdiction over either party thereto shall so assert in writing in any action, suit or proceeding to which PICA or PFLLC is a party, unless, prior thereto, PICA shall have executed and delivered a PICA Assumption Agreement or a PICA Guarantee Agreement or PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16;

(m) PICA or PFLLC shall fail for any reason to remain in compliance with the terms of, or perform its obligations under, the PICA Support Agreement, or, if the PICA Support Agreement has been terminated, PICA shall fail for any reason to perform its obligations under paragraph 2 of the PICA Support Agreement, unless, prior thereto, PICA shall have executed and delivered a PICA Assumption Agreement or a PICA Guarantee Agreement or PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16;

(n) PFLLC shall cease for any reason to be a direct or indirect wholly owned Subsidiary, unless (i) PFLLC shall have been consolidated or merged with or into PICA in accordance with the terms hereof, or (ii) PFLLC shall have been terminated as a Borrower hereunder pursuant to Section 9.16;

(o) if PICA shall have executed and delivered a PICA Assumption Agreement or a PICA Guarantee Agreement, such PICA Assumption Agreement or PICA Guarantee Agreement, as the case may be, shall cease for any reason to be in full force and effect or PICA or any governmental body, agency or official with jurisdiction over PICA shall so assert in writing; or

(p) if PICA shall have executed and delivered a PICA Assumption Agreement or a PICA Guarantee Agreement, PICA shall fail for any reason to remain in compliance with the terms of, or perform its obligations under, such PICA Assumption Agreement or PICA Guarantee Agreement, as the case may be;

then, and in every such event (other than any such event with respect to any Borrower under Section 6.01(g) or (h)), the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, (x) in the case of any such event other than Event of Default specified in Section 6.01(l), by notice to the Borrowers terminate the Commitments and they shall thereupon terminate or (y) in the case of any Event of Default specified in Section 6.01(l), by notice to PFLLC terminate the commitments of the Banks to make Loans to PFLLC and such commitments shall thereupon terminate, and (ii) (x) in the case of any such event other than an Event of Default specified in Section 6.01(l), if requested by Banks holding Loans evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrowers declare the Loans (together with accrued interest thereon) and all other amounts payable by the Borrowers hereunder to be, and the Loans (together with accrued interest thereon) and all other amounts payable by the Borrowers hereunder shall thereupon become, immediately due and payable and require that PFI Cash Collateralize the L/C Obligations (in an amount equal to the then outstanding L/C Obligations thereof, on behalf of the Borrowers, plus any accrued and unpaid interest thereon), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and (y) in the case of any Event of Default specified in Section 6.01(l), if requested by Banks holding Loans evidencing more than 50% in aggregate principal amount of the Loans to PFLLC, by notice to PFLLC declare the Loans of PFLLC (together with accrued interest thereon) and all other amounts payable by the Borrowers hereunder to be, and such Loans (together with accrued interest thereon) and all other amounts payable by the Borrowers hereunder shall thereupon become, immediately due and payable and require that PFI Cash Collateralize the L/C Obligations (in an amount equal to the then outstanding L/C Obligations thereof, on behalf of the Borrowers, plus any accrued and unpaid interest thereon), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by PFLLC; provided that in the case of any of the Events of Default specified in Section 6.01(g) or 6.01(h) with respect to any Borrower, without any notice to such Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall automatically terminate and the Loans (together with accrued interest thereon) and all other amounts payable by the Borrowers hereunder shall automatically become due and payable, and the obligation of PFI to Cash Collateralize the L/C Obligations, on behalf of the Borrowers, as aforesaid shall automatically become effective, in each case, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

Section 6.02 Notice of Default. The Administrative Agent shall give notice to PFI under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE 7

AGENTS

Section 7.01 Appointment and Authorization. Each Bank irrevocably hereby appoints JPMorgan to act on its behalf as the Administrative Agent and as the Several L/C Agent under and in connection with this Agreement and authorizes the Administrative Agent and the Several L/C Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Several L/C Agent, as applicable, by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Several L/C Agent and the Banks, and no Obligor shall have rights as a third party beneficiary of any of such provisions.

Section 7.02 Agents and Affiliates. The Person serving as the Administrative Agent or the Several L/C Agent, as applicable, hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent or the Several L/C Agent, as applicable, and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Several L/C Agent, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with an Obligor or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Several L/C Agent, as applicable, hereunder and without any duty to account therefor to the Banks.

Section 7.03 Action by Agents. The obligations of the Administrative Agent and the Several L/C Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no such Agent shall be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.04 Consultation with Experts. Each such Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05 Liability of Agents. Neither any such Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or them in connection herewith (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.01 and 9.05) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. No such Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or an Event of Default is given to such Agent by any Obligor or a Bank. Neither any such Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document, the PICA Support Agreement or any borrowing hereunder; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default; (iv) the satisfaction of any condition specified in Article 3, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; or (v) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, the PICA Support Agreement or any other instrument or writing furnished in connection herewith or therewith. No such Agent (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement that the Administrative Agent or the Several L/C Agent, as applicable, is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for in this Agreement), provided that no such Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to this Agreement or applicable law, and (iii) shall except as expressly set forth in this Agreement, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any Obligor or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Several L/C Agent, as applicable, or any of its Affiliates in any capacity.

Section 7.06 Reliance by Agents. Each such Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each such Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Credit Extension that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent and the Several L/C Agent may presume that such condition is satisfactory to such Bank unless such Agent shall have received notice to the contrary from such Bank prior to the making of such Credit Extension.

Section 7.07 Delegation of Duties. Each such Agent may perform any and all of its duties and exercise its rights and powers under this Agreement and the other Loan Documents through any one or more sub-agents appointed by such Agent. Each such Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Several L/C Agent, applicable.

Section 7.08 Indemnification. To the extent that any Obligor for any reason fails to indefeasibly pay any amount required under Section 9.03(a) or (b) to be paid by it to the Administrative Agent, each Fronting L/C Issuer or the Several L/C Agent, as applicable, (or any sub-agent thereof) or any of its officers, directors, employees, advisors and agents, each Bank severally agrees to pay to such Agent or Fronting L/C Issuer (or any such sub-agent) or such other Person, as the case may be, such Bank’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Fronting L/C Issuer (or any such sub-agent) in its capacity as such, or against any such other Person acting for such Agent or Fronting L/C Issuer (or any such sub-agent) in connection with such capacity.

Section 7.09 Credit Decision.

(a) Each Bank and each Fronting L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Bank or such Fronting L/C Issuer, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Bank and each Fronting L/C Issuer agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon any Agent, any Joint Lead Arranger, any Co-Sustainability Structuring Agent, or any other Bank or other Fronting L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Bank, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank or such Fronting L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Bank and each Fronting L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent, any Joint Lead Arranger, any Co-Sustainability Structuring Agent or any other Bank or other Fronting L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Obligors and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Bank and each Fronting L/C Issuer also acknowledges and agrees that (a) none of any Agent, any Lead Arranger or any Co-Sustainability Structuring Agent acting in such capacities have made any assurances as to (i) whether the credit facility evidenced by this Agreement (the “Facility”) meets such Bank’s or such Fronting L/C Issuer’s criteria or expectations with regard to environmental impact and sustainability performance, (ii) whether any characteristics of the Facility, including the characteristics of the relevant key performance indicators to which PFI will link a potential margin step-up or step-down, including their environmental and sustainability criteria, meet any industry standards for sustainability-linked credit facilities and (b) such Bank and such Fronting L/C Issuer has performed its own independent investigation and analysis of the Facility and whether the Facility meets its own criteria or expectations with regard to environmental impact and/or sustainability performance.

(b) Each Bank, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Bank hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Bank on the Effective Date.

(c)

(i) Each Bank hereby agrees that (x) if the Administrative Agent notifies such Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Bank (whether or not known to such Bank), and demands the return of such Payment (or a portion thereof), such Bank shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Bank under this Section 7.09(c) shall be conclusive, absent manifest error.

(ii) Each Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each party hereto agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Bank that has received such erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Obligor, except, in each case, to the extent the Administrative Agent receives funds from (or at the direction of) any Obligor in respect of the Obligations or such erroneous Payment is made with or on account of the proceeds of a payment made by (or at the direction of) any Obligor to the Administrative Agent for the purpose of satisfying an Obligation in accordance with the terms of this Agreement.

(iv) Each party’s obligations under this Section 7.09(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 7.10 Successor Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and PFI; provided that if the Person acting as the Administrative Agent at any time is also acting as the Several L/C Agent, such Person shall also resign as the Several L/C Agent. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, which shall be a Bank (or an Affiliate thereof) with an office in the United States (and which Person shall also be appointed as the successor Several L/C Agent, if applicable). If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (and a successor Several L/C Agent, if applicable); provided that if the Administrative Agent shall notify PFI and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (except that in the case of any collateral security held by the Administrative Agent on behalf of itself, the Fronting L/C Issuers, the Limited Fronting Banks and/or the Banks, as applicable, under any of the Loan Documents, the retiring Administrative Agent may (but shall not be obligated to) continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time as the Required Banks appoint a successor Administrative Agent as provided for above in this Section. Upon acceptance of its appointment as successor Administrative Agent (and, if applicable, Several L/C Agent) hereunder, such successor Administrative Agent (and, if applicable, Several L/C Agent) shall thereupon succeed to and become vested with all the rights and duties of the retiring (or retired) Administrative Agent (and, if applicable, Several L/C Agent), and the retiring Administrative Agent (and, if applicable, Several L/C Agent) shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section). After any retiring Administrative Agent’s (and, if applicable, Several L/C Agent’s) resignation hereunder as Administrative Agent (and, if applicable, Several L/C Agent), the provisions of this Agreement shall continue in effect for the benefit of such retiring Administrative Agent (and, if applicable, Several L/C Agent), its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was Administrative Agent (and, if applicable, Several L/C Agent).

Section 7.11 Other Agents. Notwithstanding anything herein to the contrary, the Joint Lead Arrangers, the Co-Sustainability Agents and the Syndication Agents shall have no duties or responsibilities hereunder in their capacity as such, except in their capacity, if any, as a Bank.

Section 7.12 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Bank an amount equivalent to any applicable income, stamp or other Taxes, imposts, duties, charges, or fees imposed, levied, collected or assessed by any Governmental Authority. Without limiting or expanding the provisions of Section 2.15, each Bank shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after written demand therefor, any and all taxes, imposts, duties, charges, or fees and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold any amounts from payments to or for the account of such Bank for any reason (including because the appropriate form was not delivered or not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of such required withholding ineffective). A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement or any other instrument or document furnished pursuant hereto against any amount due to the

Administrative Agent under this Section. The agreements in this Section shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Section, the term “Bank” includes any Fronting L/C Issuer.

Section 7.13 Certain ERISA Matters.

(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Obligor, that at least one of the following is and will be true.

(i) such Bank is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or such Bank has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, and the Joint Lead Arrangers or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Obligor, that none of the Administrative Agent, or the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) The Administrative Agent and each Joint Lead Arranger hereby informs the Banks that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Bank or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 8

CHANGE IN CIRCUMSTANCES

Section 8.01 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section 8.01, if ~~prior to the commencement of any Interest Period for a Euro-Dollar Borrowing~~:

(i) ~~(i)~~ the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable~~ (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii) ~~(ii)~~ the Administrative Agent is advised by the Required Banks that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable,~~ for such Interest Period will not adequately and fairly reflect the cost to such Banks of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Banks of making or maintaining their Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof to PFI and the Banks by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies PFI and the Banks that the circumstances giving rise to such notice no longer exist~~, (A) any~~ with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Notice of Interest Rate Election in accordance with the terms of Section 2.10 or a new Notice of Borrowing Request in accordance with the terms of Section 2.02. Any Notice of Interest Rate Election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Euro-Dollar Borrowing shall be ineffective and such Borrowing shall continue as or be converted to an ABR Borrowing, as the case may be, and (B) if any Notice of Borrowing requests a Euro-Dollar Borrowing, such Borrowing shall be made as~~Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be a Notice of Interest Rate Election or a Notice of Borrowing, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 8.01(a)(i) or (ii) above; or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 8.01(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of PFI’s receipt of the notice from the Administrative Agent referred to in this 8.01(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies PFI and the Banks that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Notice of Interest Rate Election in accordance with the terms of Section 2.10 or a new Notice of Borrowing in accordance with the terms of Section 2.02, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 8.01(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 8.01(a)(i) or (ii) above, on such day, and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR ~~Borrowing~~Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m.~~,~~ (New York City time~~,~~) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks.

~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Banks and PFI a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~

(c) ~~(d) In connection with the implementation of a Benchmark Replacement,~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) ~~(e)~~ The Administrative Agent will promptly notify PFI and the Banks of (i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e ) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.01.

(e) ~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or the LIBO~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) ~~(g)~~ Upon PFI’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~PFI~~the applicable Borrower may revoke any request for a ~~Euro-Dollar~~Term Benchmark Borrowing ~~or~~of, conversion to or continuation of ~~Euro-Dollar~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, ~~PFI~~the applicable Borrower will be deemed to have converted any ~~such~~ request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ~~ABR~~the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~ABR.~~the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of PFI’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 8.01, (1) any Term

Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

Section 8.02 Illegality. If, on or after the date of this Agreement, any Change in Law shall make it unlawful or impossible for any Bank (or its ~~Euro-Dollar~~Term Benchmark Lending Office) to make, maintain or fund its ~~Euro-Dollar~~Term Benchmark Loans to any Borrower and such Bank shall so notify the Administrative Agent (and the Administrative Agent shall forthwith give notice thereof to the other Banks and PFI), whereupon until such Bank notifies PFI and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make ~~Euro-Dollar~~Term Benchmark Loans to such Borrower, or to convert outstanding Loans made to such Borrower into ~~Euro-Dollar~~Term Benchmark Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different ~~Euro-Dollar~~Term Benchmark Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each ~~Euro-Dollar~~Term Benchmark Loan held by such Bank made to such Borrower then outstanding shall be converted to an ABR Loan either (i) on the last day of the then current Interest Period applicable to such ~~Euro-Dollar~~Term Benchmark Loan if such Bank may lawfully continue to maintain and fund such ~~Euro-Dollar~~Term Benchmark Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such ~~Euro-Dollar~~Term Benchmark Loan to such day.

Section 8.03 Increased Cost and Reduced Return. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Bank or any Fronting L/C Issuer ~~(but excluding any such reserve requirement reflected in the Adjusted LIBO Rate)~~; or

(ii) impose on any Bank or any Fronting L/C Issuer or the ~~London~~applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Bank or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Bank, such Fronting L/C Issuer or such other Recipient of making or maintaining any ~~Euro-Dollar~~Term Benchmark Loan (or, in the case of clause (iii) above, any Loan) (or of maintaining its obligation to make any such Loan) or to increase the cost to such Bank, such Fronting L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Bank, such Fronting L/C Issuer or such other Recipient hereunder (whether of principal, interest or otherwise), in each case by an amount deemed by such Bank, such Fronting L/C Issuer or such other Recipient, as the case may be, to be material, then, within 15 days after demand by such Bank, such Fronting L/C Issuer or such other Recipient, as the case may be, to PFI (with a copy to the Administrative Agent), the applicable Borrower will pay to such Bank, such Fronting L/C Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank, such Fronting L/C Issuer or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Bank or any Fronting L/C Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank’s or such Fronting L/C Issuer’s capital or on the capital of such Bank’s or such Fronting L/C Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or the Letters of Credit issued by or participations in Letters of Credit held by, such Bank, or the Letters of Credit issued by any Fronting L/C Issuer, to a level below that which such Bank or such Fronting L/C Issuer or such Bank’s or such Fronting L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s or such Fronting L/C Issuer’s policies and the policies of such Bank’s or such Fronting L/C Issuer’s holding company with respect to capital adequacy) by an amount deemed by such Bank or such Fronting L/C Issuer to be material, then from time to time, within 15 days after demand by such Bank or such Fronting L/C Issuer, as the case may be, to PFI (with a copy to the Administrative Agent), the applicable Borrower will pay to such Bank or such Fronting L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Bank or such Fronting L/C Issuer or such Bank’s or such Fronting L/C Issuer’s holding company for any such reduction suffered.

(c) Each Bank will promptly notify PFI and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder that is signed by an officer of such Bank with knowledge of and responsibility for such matters and that sets forth such amount or amounts and a reasonable explanation of the basis therefor shall be conclusive absent manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Bank notifies PFI of the event giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 8.04 ABR Loans Substituted for Affected ~~Euro-Dollar~~Term Benchmark Loans . If (i) the obligation of any Bank to make or maintain ~~Euro-Dollar~~Term Benchmark Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and PFI at its option, by at least five Business Days’ prior notice to such Bank through the Administrative Agent, shall have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies PFI that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) ~~Euro-Dollar~~Term Benchmark Loans shall instead be ABR Loans (on which interest and principal shall be payable contemporaneously with the related ~~Euro-Dollar~~Term Benchmark Loans of the other Banks), and

(b) after each of its ~~Euro-Dollar~~Term Benchmark Loans has been repaid (or converted to an ABR Loan), all payments of principal which would otherwise be applied to repay such ~~Euro-Dollar~~Term Benchmark Loans shall be applied to repay its ABR Loans instead.

If such Bank notifies PFI that the circumstances giving rise to such notice no longer apply, the principal amount of each such ABR Loan shall be converted into a ~~Euro-Dollar~~Term Benchmark Loan on the first day of the next succeeding Interest Period applicable to the related ~~Euro-Dollar~~Term Benchmark Loans of the other Banks.

Section 8.05 Mitigation Obligations; Replacement of Banks.

(a) Designation of a Different Lending Office. If (i) any Bank requests compensation under Section 8.03, (ii) any Bank gives a notice pursuant to Section 8.02 or (iii) if any Obligor is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.15, then such Bank shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.03 or 2.15 in the future or eliminate the need for the notice pursuant to Section 8.02, as applicable and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

(b) Replacement of Bank. If (i) any Bank requests compensation under Section 8.03, (ii) any Bank gives a notice pursuant to Section 8.02, (iii) any Obligor is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.15 or (iv) any Bank is a Defaulting Bank, then PFI may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06(c)), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), provided that (i) PFI shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.06(c); (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts); and (iii) such assignment does not conflict with applicable laws. A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling PFI to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by PFI, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Bank required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Bank, provided that any such documents shall be without recourse to or warranty by the parties thereto.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Obligors, the Administrative Agent or the Several L/C Agent to the address, telecopier number, electronic mail address or telephone number set forth on Schedule 9.01; and

(ii) if to any other Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through Approved Electronic Platforms to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).

(b) Electronic Communications. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail), including Approved Electronic Platforms, pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Article 2 if such Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Obligor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Posting of Communications.

(i) The Obligors agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Banks and the Fronting L/C Issuers by posting the

Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(ii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks, each Fronting L/C Issuer and each Obligor acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Banks, each Fronting L/C Issuer and each Obligor hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iii) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY APPLICABLE PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. In no event shall the Administrative Agent, the Several L/C Agent or any Joint Lead Arranger or any of their respective Related Parties (collectively, the “Applicable Parties”) have any liability to the Obligors, any Bank, any Fronting L/C Issuer or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Obligors’ or the Administrative Agent’s transmission of Communications through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Applicable Party; provided, however, that in no event shall any Applicable Party have any liability to the Obligors, any Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(iv) Each Bank and each Fronting L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Bank or such Fronting L/C Issuer for purposes of the Loan Documents. Each Bank and each Fronting L/C Issuer agrees (x) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Bank’s or such Fronting L/C Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (y) that the foregoing notice may be sent to such email address.

(v) Each of the Banks, the Fronting L/C Issuers and the Obligors agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(vi) Nothing herein shall prejudice the right of the Administrative Agent, any Bank or any Fronting L/C Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(e) Change of Address, Etc. Each of the Obligors and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Obligors and the Administrative Agent. In addition, each Bank agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank.

(f) Reliance by Administrative Agent and Banks. The Administrative Agent and the Banks shall be entitled to rely and act upon any notices reasonably believed by them to be genuine and to have been given by or on behalf of any Obligor even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein. The Obligors shall indemnify the Administrative Agent, each Bank and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed by them to be genuine and to have been given by or on behalf of the Obligors. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03 Expenses; Indemnification. (a) PFI shall pay all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of Latham & Watkins LLP, special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment, modifications or waivers hereof. PFI agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including reasonable fees and disbursements of counsel (which counsel may be an employee of such Bank), in connection with the enforcement or protection of its rights in connection with this Agreement, including in connection with any workout, restructuring or negotiations in respect thereof. Each request for payment of expenses under this Section shall be accompanied by a reasonably detailed invoice and support for PFI’s review prior to reimbursement thereof.

(b) Each Obligor jointly and severally agrees to indemnify each Agent, each Joint Lead Arranger, each Co-Sustainability Structuring Agent, each Fronting L/C Issuer or the Several L/C Agent and each Bank, and each Related Party of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, claims, losses, damages, costs and expenses of any kind, including the reasonable fees and disbursements of counsel, which may be incurred by such Agent or such Bank in connection with any actual or threatened claim or investigative, administrative or judicial proceeding (whether or not such Agent or such Bank shall be designated a party thereto) relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of proceeds therefrom and regardless of whether any such claim, litigation, investigation or proceeding is brought by the Obligors, any of their directors, security holders or creditors, an Indemnitee or any other Person; provided that no Indemnitee shall have the right to be indemnified hereunder for (i) its own gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction or (ii) any act or omission to act by such Indemnitee in contravention of any law or regulation applicable to such Person.

(c) To the extent permitted by applicable law, the Obligors shall not assert, and hereby waive, any claim against any Agent, any Joint Lead Arranger, any Co-Sustainability Structuring Agent, any Fronting L/C Issuer, the Several L/C Agent or any Bank, and each Related Party of the foregoing Persons (each such Person being called a “Bank-Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the Transactions.

Section 9.04 Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loan or Unreimbursed Amounts held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall (a) notify the Administrative Agent of such fact and (b) purchase such participations in the Loans or L/C Obligations, as the case may be, held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and Unreimbursed Amounts held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall (i) impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower (other than the Loans) nor (ii) be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Bank) or (y) the application of Cash Collateral provided for in Section 2.16. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

Section 9.05 Amendments and Waivers.

(a) Subject to Section 8.01(b)~~,~~ and Section 8.01(c~~) and Section 8.01(d~~), any provision of this Agreement or the Notes, if any, may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor and the Required Banks (and, if the rights or duties of the Administrative Agent, Several L/C Agent or Fronting L/C Issuer are affected thereby, by then the Administrative Agent, Several L/C Agent or Fronting L/C Issuer respectively); provided that no such amendment or waiver shall:

(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks), unless signed by such Bank;

(ii) reduce the principal of or rate of interest on any Loan, any Unreimbursed Amount or any fees hereunder, unless signed by each Bank affected thereby;

(iii) postpone the date fixed for any payment of principal of or interest on any Loan, any Unreimbursed Amount or any fees hereunder or postpone the date for any reduction or termination of any Commitment, unless signed by each Bank affected thereby;

(iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Banks and the types of Loans, unless signed by each Bank;

(v) change the provisions of this Section or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, unless signed by each Bank;

(vi) release any Borrower from its obligations hereunder with respect to Letters of Credit for which any Subsidiary is named as an applicant hereunder, unless signed by each Bank; or

(vii) change Section 2.09(b) in a manner that would alter ratable reduction of Commitments, unless signed by each Bank.

Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Bank or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank.

(b) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Banks, the Administrative Agent and the Obligors (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Banks holding such credit facilities in any determination of the Required Banks and Banks.

(c) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Bank” or “each Bank affected thereby,” the consent of the Required Banks is obtained, but the consent of other necessary Banks is not obtained (any such Bank whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Bank”), then the Obligors may, at their sole expense and effort, elect to replace a Non-Consenting Bank as a Bank party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Obligors and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Bank pursuant to an Assignment and Assumption and to become a Bank for all purposes under this Agreement and to assume all obligations of the Non-Consenting Bank to be terminated as of such date and to comply with the requirements of clause (c) of Section 9.05, (ii) the Borrowers shall pay to such Non-Consenting Bank in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Bank by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Bank under Sections 2.15 and 8.03, and (2) an amount, if any, equal to the payment which would have been due to such Bank on the day of such replacement under Section 2.13 had the Loans of such Non-Consenting Bank been prepaid on such date rather than sold to the replacement Bank and (iii) such Non-Consenting Bank shall have received the outstanding principal amount of its Loans and participations in Unreimbursed Amounts. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by PFI, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Bank required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Bank, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(d) Notwithstanding anything to the contrary herein, if the Administrative Agent and the Obligors acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Obligors shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Section 9.06 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Obligor may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

(b) Any Bank may at any time grant to one or more banks or other institutions (other than a Defaulting Bank) (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to PFI and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including the right to approve any amendment or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment or waiver of this Agreement described in clauses (i) through (vi) of Section 9.05 without the consent of the Participant. Subject to Section 9.06(e), each Obligor agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits and be subject to the obligations of Article 8 and Section 2.15 with respect to its participating interest (it being understood that the documentation required under section 2.15(f) shall be delivered to the participating Bank). An assignment or other transfer which is not permitted by Section 9.06(c) or 9.06(d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (b).

Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Letters of Credit or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Bank may at any time assign to one or more assignees (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement (including its Loans and its interests in Letters of Credit) with (and subject to) the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) PFI; provided that no consent of PFI shall be required for an assignment to (I) a Bank, an Affiliate of a Bank or an Approved Fund or (II) if an Event of Default has occurred and is continuing, any other assignee; and provided, further, that PFI shall be deemed to have consented to any such assignment requiring its consent under this clause (A) if it fails to object thereto by written notice to the Administrative Agent within ten Business Days after (x) receipt of notice thereof by an officer of PFI that has been designated in writing by PFI to the Administrative Agent for this purpose (or, failing any such designation, by the treasurer or chief financial officer of PFI) and (y) confirmation of such receipt by PFI in writing or by telephone, fax or other electronic communication to the Administrative Agent;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Bank, an Affiliate of a Bank or an Approved Fund;

(C) each Fronting L/C Issuer; provided that no consent of any Fronting L/C Issuer shall be required for an assignment to a Bank, an Affiliate of a Bank or an Approved Fund.

Assignments shall be subject to the following conditions:

(I) except in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund or an assignment of the entire remaining amount of the assigning Bank’s applicable Commitment, the amount of such Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $20,000,000 unless PFI (except if an Event of Default has occurred and is continuing) and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld);

(II) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement;

(III) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(IV) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Obligors and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(V) no such assignment shall be made to (w) the Obligors or any of their Affiliates or Subsidiaries, (x) any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this subclause (x), (y) a natural person or a corporation, limited liability company, trust or other entity owned, operated or established for the primary benefit of a natural person and/or family members or relatives of such person or (z) any Person which is a Non-NAIC Approved Bank (unless such Non-NAIC Approved Bank shall have in effect a Confirming Bank Agreement or Limited Fronting Bank Agreement, in each case, with a Person or Bank, as applicable, which is a NAIC Approved Bank).

Subject to acceptance and recording thereof pursuant to paragraph (f) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03).

If the Assignee is not organized under the laws of the United States of America or a state thereof, and not otherwise treated as a U.S. person for federal income tax purposes, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to PFI and the Administrative Agent certifications as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested, or drawings under a Letter of Credit, not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement to secure obligations of such Bank, including to a Federal Reserve Bank, provided that any foreclosure or similar action taken with respect to such assignment to any Person other than a Federal Reserve Bank shall be subject to the provisions of Section 9.06(c); provided, further, that any purported assignment by a Bank that is not in compliance with this paragraph (d) shall be null and void. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with PFI’s prior consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Obligors, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, principal amount (and stated interest) of the Loans owing to, and the Letters of Credit issued by, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Defaulting Bank. The Register shall be available for inspection by PFI and any Bank, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Bank or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.18(c), 2.18(k) or 7.08, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

Section 9.07 Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.08 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, the PICA Support Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Obligor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Obligor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks, the Obligors, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Bank-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Bank’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Obligor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.09 Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OBLIGOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, FOR PURPOSES OF ALL LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 9.10 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.11 Survival. All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Credit Extensions, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Credit Extension is made hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.15, 8.03 and 9.03 and Article 7 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment of the Obligations, the expiration or termination of the Commitments and the Letters of the Credit or the termination of this Agreement or any provision hereof.

Section 9.12 Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that the Information may be disclosed (a) to its and its affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who are directly involved in the consideration of this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement in writing containing provisions substantially the same as those of this Section and for the benefit of the Obligors, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Obligors and their obligations or (iii) any credit insurance provider relating to the Obligors and their Obligations, (g) with the consent of PFI or (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent or any Banks on a nonconfidential basis from a source other than the Obligors. For the purposes of this Section, “Information” means all information received from the Obligors relating to the Obligors or their business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Obligors; provided that, in the case of information received from Obligors after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In connection with the administration of this Agreement, the other Loan Documents, and the Commitments, the Administrative Agent and the ~~Lenders~~Banks may disclose the existence of this Agreement and information regarding the closing date, size, type, purpose of, and parties to this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the ~~Lenders~~Banks .

EACH BANK ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE OBLIGORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY A BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE OBLIGORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH BANK REPRESENTS TO THE OBLIGORS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.13 USA PATRIOT Act. Each Bank hereby notifies the Obligors that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name, address and tax identification number of the Obligors and other information that will allow such Bank to identify the Obligors in accordance with said Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

Section 9.14 No Advisory or Fiduciary Responsibility.

(a) Each Obligor acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Obligor with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, such Obligor or any other person. Each Obligor agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Obligor acknowledges and agrees that no Credit Party is advising such Obligor as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Obligor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Obligor with respect thereto.

(b) Each Obligor further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Obligor, its Subsidiaries and other companies with which such Obligor or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, each Obligor acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Obligor or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Obligor by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Obligor in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Obligor also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Obligor or any of its Subsidiaries, confidential information obtained from other companies.

Section 9.15 Payments Set Aside. To the extent that any payment by or on behalf of the Obligors is made to the Administrative Agent, the Several L/C Agent, any Fronting L/C Issuer or any Bank, or the Administrative Agent, the Several L/C Agent, any Fronting L/C Issuer or any Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Several L/C Agent, such Fronting L/C Issuer or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.16 Termination of PFLLC as a Borrower. PFI may, at any time (i) at which there shall be no Loans outstanding to PFLLC or (ii) after PICA shall have executed and delivered a PICA Assumption Agreement, upon notice thereof to the Administrative Agent, executed on behalf of PICA and PFLLC and substantially in the form of Exhibit I hereto, terminate PFLLC as a Borrower hereunder. Immediately upon the receipt by the Administrative Agent of such notice, all commitments of the Banks to make Loans to PFLLC, and all rights of PFLLC hereunder, shall terminate and PFLLC shall immediately cease to be a Borrower hereunder; provided that, unless PICA shall have executed and delivered a PICA Assumption Agreement, all obligations of PFLLC as a Borrower hereunder arising in respect of any period in which PFLLC was, or on account of any action or inaction by PFLLC as, a Borrower hereunder shall survive such termination and if PICA shall have executed and delivered a PICA Assumption Agreement, the liability of PFLLC (but not of PICA) with respect to such obligations shall terminate.

Section 9.17 Effect of Amendment and Restatement. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations under the Existing Credit Agreement as in effect immediately prior to the Effective Date, which remain outstanding and (ii) such obligations are in all respects continuing (as amended and restated hereby).

Section 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.20 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated by the Administrative Agent and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Bank.

PRICING SCHEDULE

Each of “Commitment Fee Rate”, “Applicable Margin (~~Euro-Dollar~~Term Benchmark and RFR Loans)”, “Applicable Margin (ABR Loans)” (and, together with the Applicable Margin (~~Euro-Dollar~~Term Benchmark and RFR Loans), the “Applicable Margins” and each an “Applicable Margin”) and “Letter of Credit Fee Rate” means, for any day, the rate per annum set forth below in the row opposite such term and in the column corresponding to the “Pricing Level” that exists on such day:

Pricing Level	Level I	Level II	Level III	Level IV	Level V	Level VI
Commitment Fee Rate	0.07%	0.08%	0.10%	0.125%	0.15%	0.20%
Applicable Margin (~~Euro-Dollar~~Term Benchmark and RFR Loans)	0.75%	0.875%	1.00%	1.125%	1.25%	1.50%
Applicable Margin (ABR Loans)	0%	0%	0%	0.125%	0.25%	0.50%
Letter of Credit Fee Rate	0.625%	0.75%	0.875%	1.00%	1.125%	1.375%

For purposes of this Schedule, the following terms have the following meanings:

“Level I Pricing” applies at any date if, at such date, the Relevant Person’s Relevant Rating is rated AA- or higher by S&P or Aa3 or higher by Moody’s.

“Level II Pricing” applies at any date if, at such date, Level I status does not exist and the Relevant Person’s Relevant Rating is rated A+ or higher by S&P or A1 or higher by Moody’s.

“Level III Pricing” applies at any date if, at such date, neither Level I nor Level II status exists and the Relevant Person’s Relevant Rating is rated A or higher by S&P or A2 or higher by Moody’s.

“Level IV Pricing” applies at any date if, at such date, neither Level I nor Level II nor Level III status exists and the Relevant Person’s Relevant Rating is rated A- or higher by S&P or A3 or higher by Moody’s.

“Level V Pricing” applies at any date if, at such date, neither Level I nor Level II nor Level III nor Level IV status exists and the Relevant Person’s Relevant Rating is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s.

“Level VI Pricing” applies at any date if, at such date, neither Level I nor Level II nor Level III nor Level IV nor Level V status exists.

“Moody’s” means Moody’s Investors Service, Inc.

“Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV, Level V or Level VI applies at any date.

“Relevant Person” means (i) for the purposes of determining the Commitment Fee Rate on any date, PFI and (ii) for the purposes of determining the Applicable Margin applicable to a Loan to any Borrower or the Letter of Credit Fee Rate applicable to any Letter of Credit for the account of any Borrower, such Borrower.

“Relevant Rating” means, with respect to any Borrower, the rating of S&P or Moody’s of the senior unsecured long-term debt securities of such Borrower without third-party credit enhancement (and any rating assigned to any other debt security of such Borrower shall be disregarded).

“S&P” means Standard & Poor’s Rating Services.

The rating in effect at any date is that in effect at the close of business on such date. If the ratings established or deemed to have been established by S&P and Moody’s shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency or, in the absence of such announcement, on the effective date of such change.

At any time at which the Relevant Rating by S&P of the Relevant Person differs from the Relevant Rating by Moody’s of the Relevant Person by one Pricing Level, then each of the Commitment Fee Rate, Letter of Credit Fee Rate and Applicable Margins shall be determined by reference to the Pricing Level of the higher of the two ratings. At any time at which the Relevant Rating by S&P differs from the Relevant Rating by Moody’s by more than one Pricing Level, then each of the Commitment Fee Rate, Letter of Credit Fee Rate and Applicable Margins shall be determined by reference to the Pricing Level next below that of the higher of the two ratings. If neither S&P nor Moody’s shall publish a Relevant Rating for any Borrower, the Relevant Ratings of such ratings agencies for such Borrower shall be deemed to be in Level VI.

It is hereby understood and agreed that (i) the Commitment Fee Rate shall be adjusted from time to time based upon the Sustainability Commitment Fee Adjustment (to be calculated and applied as set forth in the Sustainability Schedule), (ii) each of the Applicable Margin (~~Euro-Dollar~~Term Benchmark and RFR Loans) and the Applicable Margin (ABR Loans) shall be adjusted from time to time based upon the Sustainability Margin Adjustment (to be calculated and applied as set forth in the Sustainability Schedule) and (iii) the Letter of Credit Fee Rate shall be adjusted from time to time based upon the Sustainability LC Fee Rate Adjustment (to be calculated and applied as set forth in the Sustainability Schedule); provided that in no event shall any of the Commitment Fee Rate, the Applicable Margin (~~Euro-Dollar~~Term Benchmark and RFR Loans), the Applicable Margin (ABR Loans) or the Letter of Credit Fee Rate be less than 0%.